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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11c or §240.14a-12
Tab Products Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

TAB PRODUCTS CO.
935 Lakeview Pkwy., Suite 195
Vernon Hills, IL 60061

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 16, 2001

Dear Stockholder:

    You are invited to attend the Annual Meeting of Stockholders of Tab Products Co. (the "Company"), which will be held on Tuesday, October 16, 2001, at 10:00 a.m. local time at AmeriSuites, 450 North Milwaukee Avenue, Vernon Hills, Illinois for the following purposes:

  1.
  To elect seven (7) members of the Board of Directors to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors are elected and qualified.
  2.
  To consider a proposal to adopt the Tab Products Co. 2001 Stock Option Plan.
  3.
  To consider, approve and ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending May 31, 2002.
  4.
  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on August 24, 2001 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive office of the Company.

By Order of the Board of Directors,
CAROLINE A. DAMASK Secretary

Vernon Hills, Illinois
September 17, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE  PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY THADDEUS JAROSZEWICZ. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED BLUE PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TAB PRODUCTS CO. 935 Lakeview Pkwy., Suite 195 Vernon Hills, IL 60061

To our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of Tab Products Co. to be held on October 16, 2001 at 10:00 a.m. local time at AmeriSuites, 450 North Milwaukee Avenue, Vernon Hills, Illinois. The Notice of, and Proxy Statement for, the 2001 Annual Meeting of Stockholders is enclosed. The Company's 2001 annual report is also enclosed.

    At the Annual Meeting, stockholders will elect seven persons to serve as directors until the next Annual Meeting and until their successors have been elected and qualified (Item 1 on your Proxy). The Proxy Statement contains information regarding the Company's nominees for election to the Board of Directors. Your Board of Directors recommends that you vote FOR the Company's slate of nominees named in the Company's Proxy Statement.

    Stockholders will also vote to approve the adoption of the Tab Products Co. 2001 Stock Option Plan (Item 2 on your Proxy). Your Board of Directors recommends that you vote FOR the proposal to approve the Tab Products Co. 2001 Stock Option Plan.

    Stockholders will also vote to ratify the Board's appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending May 31, 2002 (Item 3 on your Proxy). Your Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP.

    Your vote is important. Whether or not you plan to attend the Annual Meeting, we request that you complete, date, sign and return the enclosed WHITE proxy card promptly in the enclosed pre-addressed envelope. No postage is necessary if you mail your proxy in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

    You should be aware that a stockholder group headed by Thaddeus Jaroszewicz is soliciting proxies to elect his nominees for director. We urge you NOT TO SIGN any BLUE proxy card provided by Mr. Jaroszewicz' group.

Sincerely,

Gary W. Ampulski President and Chief Executive Officer	Hans A. Wolf Chairman of the Board

Vernon Hills, Illinois
September 17, 2001

TAB PRODUCTS CO.
935 Lakeview Pkwy., Suite 195
Vernon Hills, IL 60061

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

    The accompanying proxy is solicited by the Board of Directors of Tab Products Co., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Tuesday, October 16, 2001, at 10:00 a.m. local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is September 17, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

    Annual Report.  An annual report for the fiscal year ended May 31, 2001 is enclosed with this Proxy Statement.

    Voting Securities; Quorum.  Only stockholders of record as of the close of business on August 24, 2001, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 5,196,638 shares of Common Stock of the Company, par value $0.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. In the election of directors, the seven (7) candidates receiving the highest number of affirmative votes of the shares present and voting at the meeting at which a quorum is present will be elected directors. See "Nominations by Thaddeus Jaroszewicz" below. With respect to the election of directors, where no vote is specified on a proxy, the votes represented by the WHITE proxy card will be cast, at the discretion of the proxies named therein, for all the candidates nominated by the Board of Directors. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

    Solicitation of Proxies.  The cost of soliciting proxies for the proposals described in this Proxy Statement will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers and directors to solicit proxies, personally or by telephone, without additional compensation.

    In addition, the Company has retained MacKenzie Partners, Inc. ("MacKenzie") for assistance in connection with the solicitation of proxies. Pursuant to the Company's agreement with MacKenzie, it will provide various proxy advisory and solicitation services for the Company at a fee estimated not to exceed $50,000 plus reasonable out-of-pocket expenses and indemnification against certain liabilities. MacKenzie will employ approximately 25 persons in connection with the solicitation of proxies.

    Certain information concerning the directors and officers of the Company who may solicit proxies is attached to this Proxy Statement as Appendix A.

    Although no precise estimate can be made at this time, the Company anticipates that the aggregate amount to be spent by the Company in connection with the solicitation of proxies by the Company will be approximately $450,000, of which approximately $175,000 has been incurred to date. This amount includes the fees payable to MacKenzie but excludes the salaries and expenses of officers, directors, and employees of the Company and the normal expenses of an uncontested election. The aggregate amount to be spent will vary depending on, among other things, any development that may occur in the proxy contest described below.

    Voting of Proxies.  All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

    Please complete, date and sign the enclosed WHITE proxy card and return it promptly in the envelope provided. If your shares are in "street name," only your bank or broker can vote your shares and only upon your specific instructions. Please contact the person responsible for your account and instruct him or her to vote the WHITE proxy card as soon as possible. All valid proxies received prior to the meeting will be voted.

    The Board of Directors urges you NOT TO SIGN any BLUE proxy card sent to you by Thaddeus Jaroszewicz. See "Nominations by Thaddeus Jaroszewicz" below. If you have already done so, you may revoke your previously signed BLUE proxy by delivering a written notice of revocation or a later dated WHITE proxy card in the enclosed envelope.

NOMINATIONS BY THADDEUS JAROSZEWICZ

    In a letter dated April 19, 2001, Thaddeus Jaroszewicz notified the Company that, pursuant to the Company's bylaws, he intends to nominate five individuals for election to the Board of Directors, including himself, David Pease, III, Mark J. Dessy, John W. Boustead and Watkins C. Johnston. Mr. Jaroszewicz has filed his April 19, 2001 letter with the Securities and Exchange Commission in an amendment to a Schedule 13D dated April 19, 2001. That Schedule 13D contains Mr. Jaroszewicz' information regarding his nominees. On August 8, 2001, Mr. Jaroszewicz filed his Preliminary Proxy Statement on Schedule 14A, and on August 29, 2001, Mr. Jaroszewicz filed his Definitive Proxy Statement on Schedule 14A. The Nominating Committee of the Company's Board of Directors has considered and rejected these nominations and has nominated the seven incumbent Tab directors. See "Election of Directors" below. Mr. Jaroszewicz has the right to nominate two additional directors on or before September 21, 2001. See "Executive Compensation and Information—Certain Relationships and Related Transactions—Agreements With Certain Stockholders" on pages 26 to 28.

    The Company is not responsible for the accuracy of any information provided by or relating to Mr. Jaroszewicz and his nominees contained in his letter to the Company, in any proxy materials filed or disseminated by Mr. Jaroszewicz or his nominees or in any other statement any of them may make.

    The Board of Directors believes that the election of the slate of directors nominated by Mr. Jaroszewicz would not be in the best interests of the Company and its stockholders. In January 2001, Mr. Jaroszewicz, on behalf of the company he works for, Hamilton Sorter Co., Inc., made an offer to acquire the Company for $4.00 per share in cash, subject to numerous conditions. The Company informed Mr. Jaroszewicz that the Company was focused on its turnaround plan, and that the Company's Board of Directors viewed both the offer itself, and the bank financing proposal the group had obtained, as unacceptably conditional.

    In March 2001, the Jaroszewicz group increased its cash offer to $5.00, but did nothing to address the conditions in its proposal. The revised offer remains subject to, among other things, a due diligence condition and a condition that the group receive financing satisfactory to the group, still supported only by a financing proposal, which itself is subject to numerous conditions. On March 26, 2001, the Company's Board of Directors advised Mr. Jaroszewicz that, in the view of the Company's Board of Directors, these conditions cast doubt on the bona fides of the offer. The Company's Board of Directors advised the group that the Board did not wish to divert Company management's focus from its turnaround plan to build stockholder value (which is detailed in the Company's Current Report on Form 8-K filed on June 20, 2001), given the highly conditional nature of the Jaroszewicz proposal. The Jaroszewicz group did nothing to address these concerns. Instead, Mr. Jaroszewicz notified the Company that he intended to nominate himself and four other persons for election to the Company's Board of Directors. Subsequently, on August 9, 2001, Mr. Jaroscewicz advised the Company's Board of Directors that he had obtained another proposal for a financing commitment from the same bank, subject again to numerous conditions. On August 29, 2001, Mr. Jaroscewicz filed definitive proxy materials in which he stated (among other things) that he and his other nominees are committed, if elected, to pursuing an immediate sale of the Company either on the basis of the $5.00 Hamilton Sorter offer or to a third party who makes a higher offer. The Company's Board of Directors believes that the proxy contest commenced by Mr. Jaroscewicz is costly, disruptive and potentially distracting to management's efforts to implement the Company's operating plan. The Board also believes that the Jaroscewicz platform is not in the best interests of all stockholders of the Company.

    At this time, the Company's Board of Directors believes that stockholders will obtain greater value by giving management time to implement the turn-around plan for restoring profitability and growth developed by the Company's new President and Chief Executive Officer, Gary Ampulski. A very experienced executive, Mr. Ampulski has already made progress on the turn-around plan described in detail in the Current Report on Form 8-K filed by the Company on June 20, 2001. That plan has the following five key goals:

  •
  Building a strong and experienced management team;

  •
  Reducing SG&A expenses and product costs without jeopardizing the Company's effectiveness in the future;

  •
  Increasing revenue and building a base for resumption of long-term profitable growth;

  •
  Maintaining a strong balance sheet and achieving positive cash flow from operations; and

  •
  Developing a long term strategy for the business that better defines the opportunities and direction for the Company in the document management industry.

    The Company has described in detail how management intends to conduct its business and operations to achieve these goals in Exhibits 99.1 through 99.5 included in its Current Report on Form 8-K filed June 20, 2001, a copy of which is available at no charge from the SEC's website at www.sec.gov or from the Company's website at www.tab.com. The Board of Directors carefully reviewed management's plan for improved operational and financial performance and has addressed the risks and goals of the plan with management in detail.

    The Board of Directors believes the results called for by the Company's operating plan are achievable. As importantly, the Board of Directors believes that achievement of these results will materially improve the Company's value for all its stockholders, not simply in short term trading price, but in the value which would be paid by any potential acquirer. The Board of Directors believes that a sale of the Company at this time would fail to realize the true value of the Company's strong customer base, brand and distribution channels. The Board of Directors has considered a broad range of alternatives to enhance stockholder value, and in the exercise of its fiduciary duties, the Board of Directors will consider any bona fide, fully financed offer which the Board of Directors concludes reflects the full potential strategic value of the Company. The Board of Directors believes, however, that the current economic environment brings to the forefront opportunistic buyers willing to capitalize on the depressed capital markets, while other potential buyers are waiting on the sidelines until business conditions improve.

    Given the current business climate, the Board of Directors is concerned that an immediate sale of the Company, without a demonstration of the improved operating results projected in our management's fiscal 2002 plan, will not maximize stockholder value even in the short term. The Board of Directors believes that financially strong buyers are not likely to be willing to pay for projected results, even though such buyers might believe, as the Board of Directors does, that the results are indeed achievable. A sale early in the turnaround process would allow a buyer, rather than all stockholders, to reap the rewards of operational improvements. The Board of Directors believes that it is in the stockholders' best interest to give the Company's management the opportunity to achieve short and medium-term improvement in results, which in turn will demonstrate the Company's value to a potential bona fide buyer's operations, as well as to the trading markets. The Board of Directors also believes that if the Company enters into a sales mode immediately, as proposed by Mr. Jaroscewicz, the sales process will likely distract management from achievement of operating results and this will jeopardize the recovery which the Board of Directors believes will yield enhanced stockholder value.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THE WHITE  PROXY CARD IN FAVOR OF THE NOMINEES OF THE BOARD DESCRIBED IN PROPOSAL NO. 1 BELOW AND DISREGARD THE BLUE PROXY CARD RELATING TO THE NOMINEES OF MR. JAROSZEWICZ.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of June 30, 2001, except as otherwise indicated below, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each of the current executive officers named in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owners(1)	Number of Shares(2)		Percent(3)
Tab Products Co. Tax Deferred Savings Plan and Trust 935 Lakeview Pkwy., Suite 195 Vernon Hills, IL 60061	639,384	(4)	12.3%
Tab Products Co. Pension Plan and Trust 935 Lakeview Pkwy., Suite 195 Vernon Hills, IL 60061	48,600	(5)	*
Steel Partners II, L.P., and Steel Partners Services, Ltd. c/o Steel Partners II, L.P. 150 East 52nd Street, 21st Floor New York, NY 10022	515,900	(6)	9.9%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	422,000	(7)	8.1%
ROI Capital Management, Inc. 17 E. Sir Francis Drake Boulevard, Suite 225 Larkspur, CA 94939	418,200	(8)	8.1%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	367,900	(9)	7.1%
Phillip Ean Cohen, Hamilton Sorter Co., Inc., HS Morgan Corporation, HS Morgan Limited
Partnership and Thaddeus S. Jaroszewicz c/o Hamilton Sorter, Inc. 3158 Production Drive Fairfield, OH 45014	339,100	(10)	6.5%
Gary W. Ampulski	27,487	(11)	*
Hans A. Wolf	179,300	(12)	3.4%
Carter M. Perez	13,176	(13)	*
David J. Davis	51,424	(14)	*
Thomas J. Rauscher	75,463	(15)	1.4%
William Beattie	11,071	(16)	*
Jerry K. Myers	26,000	(17)	*
Dr. Kathryn S. Hanson	18,500	(18)	*

Jeffrey A. Heimbuck	2,500	(19)	*
Warren G. Lichtenstein c/o Steel Partners II, L.P. 150 East 52nd Street, 21st Floor New York, NY 10022	515,900	(20)	9.9%
David W. Wright c/o Henry Investment Trust, L.P. 225 South 17th Street, Suite 2501 Philadelphia, PA 19103	194,600	(21)	3.8%
Philip C. Kantz 513 Breakwater Drive Redwood City, CA 94065	0	(22)	*
Directors and executive officers as a group (18 persons)	971,701	(23)	22.0%

*
Less than 1%

(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated above, the principal business address of each executive officer and director of the Company is c/o Tab Products Co., 935 Lakeview Pkwy., Suite 195, Vernon Hills, IL 60061.

(2)
Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.

(3)
Calculated on the basis of 5,187,457 shares of the Company's Common Stock outstanding as of June 30, 2001, provided that any additional shares of the Company's Common Stock that a stockholder has the right to acquire within 60 days after June 30, 2001 are deemed to be outstanding for the purpose of calculating that stockholder's percentage beneficial ownership.

(4)
Based on a monthly report dated July 2001, prepared by the Charles Schwab Trust Company, the trustee of the Tab Products Co. Tax Deferred Savings Plan and Trust (the "401(k) Plan"). All of the shares owned by the 401(k) Plan are allocated among the accounts of the 401(k) Plan participants. Pursuant to the 401(k) Plan, each participant is entitled to direct the trustee with respect to all voting shares allocated to his or her account. In the absence of written voting instructions from the 401(k) Plan participants, the 401(k) Plan provides that the trustee shall vote any such undirected shares as directed by the Administrative Committee and, in the absence of direction by the Administrative Committee, the trustee shall vote any such undirected shares in the same proportion as the shares for which voting instructions have been received. The Administrative Committee has determined that it will not give the trustee any direction with respect to voting the undirected shares at the 2001 Annual Meeting. The Administrative Committee of the 401(k) Plan has established procedures to ensure the confidentiality of participants' votes and to assure that participants are provided adequate information on which to base their vote and are not subject to coercion in the exercise of their voting rights.

(5)
Based on a monthly report dated July 2001, prepared by the Wells Fargo Bank, N.A., the trustee of the Tab Products Co. Pension Plan and Trust (the "Pension Plan"). Pursuant to the Pension Plan Trust Agreement, the shares held in the Pension Plan shall be voted by the trustee according to written directions it has received from the Employee Benefits Committee. The Company has been advised that the Employee Benefits Committee intends to vote for Proposal No. 1, Election of Directors, Proposal No. 2, Adoption of Tab Products Co. 2001 Stock Option Plan, and Proposal No. 3, Ratification of Appointment of Independent Accountants, and against Proposal No. 4, Shareholder Proposal.

(6)
Based solely on an amended Schedule 13D filed by Steel Partners II, L.P. ("Steel Partners"), Steel Partners Services, Ltd. ("Steel Partners Services") and Warren G. Lichtenstein with the Securities and Exchange Commission on June 28, 2001. Includes 445,900 shares of the Company's Common Stock reported to be beneficially owned by Steel Partners, 70,000 shares of the Company's Common Stock reported to be beneficially owned by Steel Partners Services and 515,900 shares of the Company's Common Stock reported to be beneficially owned by Mr. Lichtenstein. Mr. Lichtenstein reported having sole dispositive and sole voting power with respect to the 445,900 shares of the Company's Common Stock owned by Steel Partners and the 70,000 shares of the Company's Common Stock owned by Steel Partners Services. Steel Partners, L.L.C. ("Partners LLC") is the general partner of Steel Partners. The sole executive officer and managing member of Partners LLC is Mr. Lichtenstein, who is Chairman of the Board, Chief Executive Office and Secretary. Steel Partners Services acquired its shares for the account of a foreign investment company (the "Fund"). Steel Partners Services manages, on a discretionary basis, certain assets of the Fund. All shares beneficially owned by Steel Partners Services were acquired at the discretion of Steel Partners Services and the Fund does not exercise voting or investment discretion over the shares. For information with respect to an agreement entered into between Mr. Lichtenstein and the Company, including certain provisions relating to the voting of the shares of the Company's Common Stock identified in the table, see "Executive Compensation and Other Matters—Certain Relationships and Related Transactions — Agreements with Certain Stockholders" on pages 26 to 28.

(7)
Based solely on information contained in a Schedule 13G filed February 2, 2001, and includes 422,200 shares of the Company's Common Stock reported to be beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional is reported to have sole voting power and sole dispositive power as to such shares.

(8)
Based solely on information contained in a Schedule 13G filed May 8, 2001, and includes 418,200 shares of the Company's Common Stock reported to be beneficially owned by ROI Capital Management, Inc. ("ROI Capital"). ROI Capital is reported to have sole voting and sole dispositive power as to such shares.

(9)
Based solely on a Schedule 13G jointly filed February 12, 2001, and includes 367,900 shares of the Company's Common Stock reported to be beneficially owned by T. Rowe Price Associates, Inc. ("Price Associates") and 325,000 shares of the Company's Common Stock reported to be beneficially owned by T. Rowe Price Small Cap Value Fund, Inc. ("Price Fund"). The 325,000 shares of the Company's Common Stock deemed to be beneficially owned by Price Fund are included in the 367,900 shares of the Company's Common Stock deemed to be beneficially owned by Price Associates. Price Associates has sole voting power as to 34,900 shares of the Company's Common Stock and sole dispositive power as to 367,900 shares of the Company's Common Stock. Price Fund has sole voting power as to 325,000 shares of the Company's Common Stock. These securities are owned by various individuals and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. which owns 325,000 shares of the Company's Common Stock, representing 6.3% of the shares of the Company's Common Stock outstanding, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(10)
Based solely on an amended Schedule 13D filed by Phillip Ean Cohen ("Cohen"), Hamilton Sorter Co., Inc. ("Hamilton Sorter"), HS Morgan Corporation ("HS Morgan"), HS Morgan Limited Partnership ("HSMLP"), and Thaddeus S. Jaroszewicz with the Securities and Exchange Commission on June 20, 2001. Includes 339,000 shares of the Company's Common Stock reported to be beneficially owned by Cohen, 339,000 shares of the Company's Common Stock reported to be beneficially owned by Hamilton Sorter, 339,000 shares of the Company's Common Stock reported to be beneficially owned by HS Morgan, and 339,000 shares of the Company's Common Stock reported to be beneficially owned by HSMLP. Each of Cohen, Hamilton Sorter, HS Morgan and HSMLP reported having sole dispositive power and sole voting power with respect to all 339,000 shares of the Company's Common Stock beneficially owned. All 339,000 shares of Common Stock are owned of record by Hamilton Sorter. HSMLP is Hamilton Sorter's ultimate parent entity, and HS Morgan is the sole general partner of HSMLP. Cohen is the sole shareholder of HS Morgan and, as such, is a controlling person of Hamilton Sorter. Also includes 100 shares of the Company's Common Stock reported to be held of record by Mr. Jaroszewicz, Chief Executive Officer of Hamilton Sorter. Mr. Jaroszewicz reported having sole dispositive power and sole voting power with respect to all 100 shares of the Company's Common Stock. Does not include 1,000 shares of the Company's Common Stock reported to be held of record by Watkins C. Johnston, as filed on an amended Schedule 13D filed by Cohen, Hamilton Soner, HS Morgan, HSMLP, and Messrs. Jaroszewicz and Johnston on August 30, 2001, pursuant to which Mr. Johnston reported having sole dispositive power and sole voting power with respect to all 1,000 shares of the Company's Common Stock.

(11)
Includes 5,287 shares of the Company's Common Stock allocated to Mr. Ampulski's account under the 401(k) Plan as of May 31, 2001, based on a recent monthly report prepared by the recordkeeper under the 401(k) Plan. Mr. Ampulski may direct the trustee of the 401(k) Plan with respect to the voting of such shares of the Company's Common Stock as described in footnote 4 above. Such shares of the Company's Common Stock are also included in the number of shares of the Company's Common Stock shown as owned by Tab Products Co. Tax Deferred Savings Plan and Trust.

(12)
Includes 21,000 shares of the Company's Common Stock that are subject to options exercisable within 60 days of June 30, 2001.

(13)
Includes 2,544 shares of the Company's Common Stock that are subject to options exercisable within 60 days of June 30, 2001. Also includes 2,406 shares of the Company's Common Stock allocated to Mr. Perez's account under the 401(k) Plan as of May 31, 2001, based on a recent monthly report prepared by the recordkeeper under the 401(k) Plan. Mr. Perez may direct the trustee of the 401(k) Plan with respect to the voting of such shares of the Company's Common Stock as described in footnote 4 above. Such shares of the Company's Common Stock are also included in the number of shares of the Company's Common Stock shown as owned by Tab Products Co. Tax Deferred Savings Plan and Trust.

(14)
Includes 37,946 shares of the Company's Common Stock that are subject to options exercisable within 60 days of June 30, 2001 and 1,200 shares of the Company's Common Stock held indirectly by Mr. Davis in his father's name. Also includes 2,778 shares of the Company's Common Stock allocated to Mr. Davis' account under the 401(k) Plan as of May 31, 2001, based on a recent monthly report prepared by the recordkeeper under the 401(k) Plan. Mr. Davis may direct the trustee of the 401(k) Plan with respect to the voting of such shares of the Company's Common Stock as described in footnote 4 above. Such shares of the Company's Common Stock are also included in the number of shares shown as owned by the Tab Products Co. Tax Deferred Savings Plan and Trust. Mr. Davis resigned from his position as Senior Vice President and Chief Financial Officer effective June 30, 2001.

(15)
Includes 56,428 shares of the Company's Common Stock that are subject to options exercisable within 60 days of June 30, 2001. Also includes 3,735 shares of the Company's Common Stock allocated to Mr. Rauscher's account under the 401(k) Plan as of May 31, 2001, based upon a recent monthly report prepared by the recordkeeper under the 401(k) Plan. Mr. Rauscher may direct the trustee of the 401(k) Plan with respect to the voting of such shares of the Company's Common Stock as described in footnote 4 above. Such shares of the Company's Common Stock are also included in the number of shares of the Company's Common Stock shown as owned by Tab Products Co. Tax Deferred Savings Plan and Trust.

(16)
Consists solely of 11,071 shares of the Company's Common Stock that are subject to options exercisable within 60 days of June 30, 2001.

(17)
Includes 16,000 shares of the Company's Common Stock that are subject to options exercisable within 60 days of June 30, 2001.

(18)
Includes 16,000 shares of the Company's Common Stock that are subject to options exercisable within 60 days of June 30, 2001.

(19)
Includes 2,500 shares of the Company's Common Stock that are subject to options exercisable within 60 days of June 30, 2001.

(20)
See footnote 6 above.

(21)
Represents 169,500 shares of the Company's Common Stock beneficially owned by Henry Partners, L.P. and 25,100 shares of the Company's Common Stock beneficially owned by Matthew Partners, L.P. Mr. Wright is the President and managing member of Canine Partners, LLC, the general partner of Henry Investment Trust, L.P., the general partner of, and investment advisor to, Henry Partners, L.P. and Matthew Partners, L.P. He has sole dispositive and sole voting power with respect to the shares of the Company's Common Stock held by Henry Partners, L.P. and Matthew Partners, L.P. For information with respect to an agreement entered into between Mr. Wright and the Company, including certain provisions relating to the voting of the shares of the Company's Common Stock identified in the table, see "Executive Compensation and Other Matters—Certain Relationships and Related Transactions—Agreements with Certain Stockholder," on pages 25 to 27. For information with respect to an agreement entered into between Mr. Wright and the Company, including certain provisions relating to the voting of the shares of the Company's Common Stock identified in the table, see "Executive Compensation and Other Matters—Certain Relationships and Related Transactions — Agreements with Certain Stockholders" on pages 26 to 28.

(22)
Mr Kantz retired from his position as President and Chief Executive Officer of the Company effective July 11, 2000.

(23)
Includes 175,989 shares of the Company's Common Stock which are subject to options exercisable within 60 days of June 30, 2001. Also includes 31,233 shares of the Company's Common Stock allocated to individual executive officer's accounts under the 401(k) Plan as of May 31, 2001, based upon a recent monthly report prepared by the recordkeeper under the 401(k) Plan. Such executive officers may direct the trustee of the 401(k) Plan with respect to the voting of such shares of the Company's Common Stock as described in footnote 4 above. Such shares of the Company's Common Stock are also included in the number of shares of the Company's Common Stock shown as owned by Tab Products Co. Tax Deferred Savings Plan and Trust.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    Directors.  The Company's Board of Directors consists of seven (7) directors, Gary W. Ampulski, Dr. Kathryn S. Hanson, Jeffrey A. Heimbuck, Warren G. Lichtenstein, Jerry K. Myers, Hans A. Wolf and David W. Wright, whose terms will expire on the date of the 2001 Annual Meeting. Management's seven (7) nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below.

Name	Position With the Company	Age	Director Since
Gary W. Ampulski	Director, President and Chief Executive Officer	55	2000
Dr. Kathryn S. Hanson	Director	51	1996
Jeffrey A. Heimbuck	Director	55	2000
Warren G. Lichtenstein	Director	35	2001
Jerry K. Myers	Director	60	1996
Hans A. Wolf	Chairman of the Board	73	1992
David W. Wright	Director	43	2001

    The Company's Board of Directors was expanded from five (5) to seven (7) directors and Messrs. Lichtenstein and Wright each were appointed to the Board of Directors on September 10, 2001, pursuant to separate agreements between the Company and each of them; these agreements are described in "Executive Compensation and Other Matters—Certain Relationships and Related Transactions—Agreements with Certain Stockholders" on pages 26 to 28.

    Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate. If elected, the nominees will serve as directors until the Company's 2002 Annual Meeting of Stockholders, and until their successors are elected and qualified. If a quorum is present and voting, the nominees for directors receiving the highest number of affirmative votes will be elected as directors. Where no vote is specified on a proxy, the votes represented by the WHITE proxy card will be cast, at the discretion of the proxies named therein, for all the candidates named above. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

    Gary W. Ampulski.  Mr. Ampulski was appointed a Director of the Company effective December 14, 2000, and President and Chief Executive Officer effective January 1, 2001. Prior to joining the company, he was President of Moore North America, Inc. from March 2000 to December 2000 and President of Moore's Business Communication Services Division from January 1993 to March 2000.

    Dr. Kathryn S. Hanson.  Dr. Hanson has been a director of the Company since April 1996. Since 1981, she has served in various executive roles, including her present position as President, of The Hanson Group, a strategic and marketing consulting practice for high technology companies. Dr. Hanson founded and served as the Chief Executive Officer of eMentoring, an Internet eLearning company, from October 1998 to March 2000, when eMentoring was purchased by Pensare, an Internet eLearning company. From March 2000 to March 2001, Dr. Hanson also served as Vice President of Marketing of Pensare. From February 1997 to September 1998, she served as Chairman, Vice President of Marketing and co-Founder of SatMetrix (previously named CustomerCast, Inc.), an internet customer satisfaction company. She has also served in executive roles at Convergent Technology from 1985 to 1988 and Hewlett Packard Company from 1982 to 1985.

    Jeffrey A. Heimbuck.  Mr. Heimbuck has been a director of the Company since May 2000. Since 1996, he has invested in early stage companies and venture capital funds and he sits on the Boards of Directors of early stage companies. From 1992 to 1996, Mr. Heimbuck served in various executive roles, including President and Chief Executive Officer, of INMAC, a manufacturer and international business-to-business reseller of networking products. From 1988 to 1992, he served as President of Quantum Commercial Products (previously Plus Development). From 1986 to 1988, Mr. Heimbuck served as a partner of Montgomery Securities Venture Funds. Prior to 1986, he served as a senior executive in various other public and private companies.

    Warren G. Lichtenstein.  Mr. Lichtenstein has been a director of the Company since September 10, 2001. He has served as the Chairman of the Board, Secretary and the Managing Member of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P. ("Steel"), since January 1996. Prior to such time, Mr. Lichtenstein was the Chairman and a director of Steel Partners, Ltd., the general partner of Steel Partners Associates, L.P., which was the general partner of Steel, from 1993 to January 1996. He has served as a director of WebFinancial Corporation, a consumer and commercial lender, since 1996 and as its President and Chief Executive Officer since December 1997. Mr. Lichtenstein has served as a director and the Chief Executive Officer of Gateway Industries, Inc., a provider of database development and Web site design and development services, since 1994 and as the Chairman of the Board since 1995. He is also a director of the following publicly held companies: Tandycrafts, Inc., a manufacturer of picture frames and framed art; Puroflow Incorporated, a designer and manufacturer of precision filtration devices; ECC International Corp., a manufacturer and marketer of computer-controlled simulators for training personnel to perform maintenance and operator procedures on military weapons; and US Diagnostic Inc., an operator of outpatient medical diagnostic imaging and related facilities. He has entered into an agreement dated September 10, 2001 with the Company relating to his appointment and nomination as a director, the voting of shares of the Company's Common Stock he beneficially owns and certain corporate governance matters, which is described under "Executive Compensation and Other Matters—Certain Relationships and Related Transactions—Agreements with Certain Stockholders" on pages 26 to 28.

    Jerry K. Myers.  Mr. Myers has been a director of the Company since April 1996. Since January 1995, he has been a partner in the healthcare investment firm of CroBern Management Partnership, LLP. Since December 1995, Mr. Myers has been Chairman of Medcor, Inc., a workers' compensation managed care firm. Since April 1999, he has been President and Chief Executive Officer and a director of SleepMed Incorporated. From 1990 to 1994, Mr. Myers served as President, Chief Executive Officer and a director of Steelcase, Inc. From 1986 through 1990 he was employed by TRW, Inc. serving as general manager of the automotive sector. Mr. Myers is also a director of SleepMed Incorporated.

    Hans A. Wolf.  Mr. Wolf has served as a director of the Company since February 1992 and as Chairman of the Board since February 1995. He also served as Interim Chief Executive Officer of the Company from July, 2000 through December, 2000. Mr. Wolf was the Vice Chairman of Syntex Corporation ("Syntex") from October 1985 to December 1993, and was the Chief Administrative Officer at Syntex from October 1985 to February 1992. He is also Chairman of the Board and a director of Network Equipment Technologies, Inc. and a director of Satellite HealthCare, Inc.

    David W. Wright.  Mr. Wright has been a director of the Company since September 10, 2001. Since 1995, he has served as a co-trustee, managing trustee and currently as President and managing member of the general partner of Henry Investment Trust, L.P. , the general partner of and investment advisor to Henry Partners, L.P. and Matthew Partners, L.P., two private investment partnerships that invest in securities of publicly traded companies. Mr Wright has also served as a Director and Chairman of the Executive Committee of Carl Fisher, Inc., a publisher, distributor and retailer of serious music from 1996 until 1998, when that company was sold. He has entered into an agreement dated September 10, 2001 with the Company relating to his appointment and nomination as a director, the voting of shares of the Company's Common Stock he beneficially owns and certain corporate governance matters, which is described under "Executive Compensation and Other Matters—Certain Relationships and Related Transactions—Agreements with Certain Stockholders" on pages 26 to 28.

    Board Meetings.  During the fiscal year ended May 31, 2001, the Board of Directors held thirteen (13) meetings. No director serving on the Board of Directors during fiscal 2001 attended fewer than 75% of the meetings of the Board of Directors or the committees on which he or she served.

    Committees of the Board.  The Company has an Audit Committee, a Compensation Committee, a Nominating Committee and an Employee Benefits Committee.

    The Audit Committee's functions, among others, are to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. Messrs. Heimbuck, Myers and Wright and Dr. Hanson are members of the Audit Committee. See, "REPORT OF THE AUDIT COMMITTEE" below. Mr. Jeffrey Heimbuck replaced Robert Augsburger, who did not stand for reelection at the 2000 Annual Meeting. Dr. Hanson replaced Mr. Wolf on the Audit Committee on May 30, 2001 to assure compliance with the American Stock Exchange Rules relating to the composition of the Audit Committee. The Audit Committee was expanded to four members and Mr. Wright was appointed to the Audit Committee on September 10, 2001. During fiscal 2001, the Audit Committee held four (4) meetings. The Audit Committee Charter is attached to this Proxy Statement as Appendix B.

    The Compensation Committee's function is to review and grant stock options and recommend salary levels and incentive compensation for executive officers and certain other management employees. Mr. Heimbuck and Dr. Hanson are members of the Compensation Committee. Effective immediately prior to the 2000 Annual Meeting held on September 21, 2000, Mr. Augsburger resigned from the Compensation Committee, and the Compensation Committee was reduced to two directors. On September 10, 2001, the Compensation Committee was expanded to three members and Mr. Lichtenstein was appointed to the Compensation Committee. During fiscal 2001, the Compensation Committee held five (5) meetings. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" below.

    The Nominating Committee considers and recommends action to the Board of Directors regarding potential members of the Board of Directors. Messrs. Augsburger, Wolf, Heimbuck and Lichtenstein were members of the Nominating Committee during fiscal 2001. Effective immediately prior to the 2000 Annual Meeting held on September 21, 2000, Mr. Augsburger resigned from the Nominating Committee. Mr. Myers joined the Nominating Committee in June 2001. The Nominating Committee was expanded to four members and Mr. Lichtenstein was appointed the Nominating Committee on September 10, 2001. During fiscal 2001, the Nominating Committee held one (1) meeting.

    The Employee Benefits Committee selects the investment manager responsible for the management of the Tab Products Co. Defined Benefit Pension Plan (the "Plan") assets and monitors the performance of the investment manager. In addition, the Employee Benefits Committee determines the short-term and long-term financial needs of the Plan. The Employee Benefits Committee also develops a funding policy and method for the Plan. Messrs. Myers, Wolf and Dr. Hanson were members of the Employee Benefits Committee during fiscal 2001. The Employee Benefits Committee was expanded to four members and Mr. Wright was appointed to the Employee Benefits Committee on September 10, 2001. During fiscal 2001, the Employee Benefits Committee held two (2) meetings.

PROPOSAL NO. 2
ADOPTION OF TAB PRODUCTS CO. 2001 STOCK OPTION PLAN

    At the Annual Meeting, the stockholders will be asked to approve the Tab Products Co. 2001 Stock Option Plan (the "Option Plan"). On August 14, 2001, the Compensation Committee adopted the Option Plan to become effective upon its approval by the stockholders. The Option Plan is intended to replace the Company's 1991 Stock Option Plan (the "Predecessor Plan"), which expired in March 2001. Shares of the Company's Common Stock returned to the Predecessor Plan upon the lapse or expiration of outstanding options will not be available for grant under the Option Plan.

    The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board of Directors expects that the Option Plan will be an important factor in attracting and retaining the high caliber employees and consultants essential to the success of the Company and in motivating these individuals to strive to enhance the Company's growth and profitability. The proposed Option Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

    The Option Plan is also designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with options granted under the Option Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with options awarded under the Option Plan to qualify as "performance-based" within the meaning of Section 162(m), the Option Plan limits the size of the options as further described below. By approving the Option Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the Option Plan, limits on the numbers of shares that could be made subject to option, and the other material terms of options described below.

Summary of the Option Plan

    The following summary of the Option Plan is qualified in its entirety by the specific language of the plan, a copy of which is attached to this Proxy Statement as Appendix C.

    General.  The purpose of the Option Plan is to advance the interests of the Company by providing an incentive to attract and retain employees and consultants upon whose judgment, interest and efforts the Company's success is dependent and by motivating these persons to contribute to the Company's growth and profitability. Nonemployee directors are not eligible to be granted options under the Option Plan. The Option Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Code and the grant to employees and consultants of nonstatutory stock options.

    Shares Subject to Option Plan. A maximum of 250,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the Option Plan. If any outstanding option expires, terminates or is canceled without having been exercised in full, the shares of the Company's Common Stock subject to the unexercised portion are returned to the Option Plan and again become available for grant. Appropriate adjustments will be made to the shares of the Company's Common Stock subject to the Option Plan, the "Grant Limit" described below and to the shares of the Company's Common Stock subject to and purchase prices under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company.

    To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the Option Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the Option Plan limits the number of shares of the Company's Common Stock for which options may be granted to any employee. Under this limitation (the "Grant Limit"), no employee or prospective employee may be granted options for more than 100,000 shares in any fiscal year of the Company. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described.

    Administration.  The Option Plan will be administered by the Board of Directors or a duly appointed committee of the Board of Directors, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares of the Company's Common Stock to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. However, without the consent of the stockholders, no grant of an option under the Plan may be made contingent upon the surrender by the holder of such option of an outstanding option that has a higher exercise price, nor may any outstanding option be amended to reduce the exercise price thereof. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

    Eligibility.  Options may be granted under the Option Plan to employees and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written offers of employment or other service relationships, provided that no shares of the Company's Common Stock may be purchased prior to such person's commencement of service. As of May 31, 2001, the Company had approximately 800 employees, including 9 executive officers who would be eligible under the Option Plan. As of May 31, 2001, there were no consultants of the Company who would be eligible under the Option Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

    Terms and Conditions of Options.  Each option granted under the Option Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares of the Company's Common Stock subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. All options must have an exercise price at least equal to the fair market value of a share of the Company's Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of August 24, 2001, the closing price of the Company's Common Stock, as reported on the American Stock Exchange, was $4.40 per share.

    The Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of the Company's Common Stock being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of the Company's Common Stock owned by the participant having a fair market value not less than the exercise price or by means of a promissory note if the participant is an employee; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by the Company, through the participant's surrender of a portion of the option to the Company.

    Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. Options will generally vest 25% after twelve months with the remaining 75% vesting quarterly over the next twelve quarters. The maximum term of an option granted under the Option Plan is ten years, provided that an incentive stock option granted to a ten percent stockholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the participant's termination of service. However, if such termination results from the participant's death or disability, the option generally will remain exercisable for twelve months. In any event, the option must be exercised no later than its expiration date.

    Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

    Change of Control.  The Option Plan defines a "Change of Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change of Control occurs, the Options will become immediately exercisable and vested in full ten (10) days before the Change of Control. The surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may either assume the Company's rights and obligations under outstanding options or substitute for such options. Options that are not assumed, substituted for or exercised prior to a Change of Control will terminate.

    Termination or Amendment.  The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares of the Company's Common Stock available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the agreements evidencing the awards have lapsed, provided that all incentive stock options must be granted within ten years following the date on which the Board adopted the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of the Company's Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the participant, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

    The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares of the Company's Common Stock within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares of the Company's Common Stock. If a participant satisfies such holding periods upon a sale of the shares of the Company's Common Stock, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares of the Company's Common Stock within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares of the Company's Common Stock on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares of the Company's Common Stock generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

    The difference between the option exercise price and the fair market value of the shares of the Company's Common Stock on the determination date (see discussion under "Nonstatutory Stock Options" below) of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares of the Company's Common Stock in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares of the Company's Common Stock and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

    Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares of the Company's Common Stock on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares of the Company's Common Stock are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested shares of the Company's Common Stock which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the participant's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares of the Company's Common Stock become transferable or (ii) the date on which the shares of the Company's Common Stock are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of the Company's Common Stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the Company's Common Stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits; Additional Information

    No awards will be granted under the Option Plan prior to its approval by the stockholders of the Company. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Option Plan.

    Following the expiration of the Company's 1991 Stock Option Plan in March 2001, the Board in April 2001 adopted the Tab Products Co. 2001 Nonstatutory Stock Option Plan (the "Nonstatutory Plan"). The Nonstatutory Plan is substantially identical to the 1991 plan except that it authorizes only the grant of nonstatutory stock options. A total of 208,000 shares of the Company's Common Stock were authorized by the Board for issuance under the Nonstatutory Plan, of which options for 110,000 such shares of the Company's Common Stock have been granted and 98,000 shares of the Company's Common Stock remain available for the future grant of options. Stockholder approval of the Nonstatutory Plan was not required pursuant to an exemption provided by the American Stock Exchange to its stockholder approval requirements for stock option plans that do not authorize the issuance of more than 5% of the Company's Common Stock in any one year.

Vote Required and Board of Directors' Recommendation

    Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will each being counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

    As described above, the Option Plan is intended to preserve the treatment of option-related compensation as "performance-based compensation" for purposes of Section 162(m) of the Code. By approving this proposal, the stockholders will be approving, among other things, the eligibility requirements for participation in the Option Plan and the Grant Limit.

    The Board of Directors believes that adoption of the proposed Option Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE OPTION PLAN.

EXECUTIVE COMPENSATION AND OTHER MATTERS

    Executive Compensation.  The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and each person that served in that capacity during fiscal 2001 and the four other most highly compensated executive officers of the Company as of May 31, 2001 whose total salary and bonus for the fiscal year ended May 31, 2001 exceeded $100,000, for services in all capacities to the Company and its subsidiaries, during the fiscal years ended May 31, 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus			Restricted Stock Awards(11)		Securities Underlying Options	All Other Compensation(12)
Gary W. Ampulski(1) President and Chief Executive Officer	2001 — —		$145,833 — —		$150,000 — —	(7)	0 — —		260,000 — —		$3,055 — —
Hans A. Wolf(2) Interim President and Chief Executive Officer	2001 2000 1999		$62,617 0 0		0 0 0		0 0 0		50,000 0 0		0 0 0
Philip C. Kantz(3) President and Chief Executive Officer	2001 2000 1999	$ $ $	80,585 325,000 227,048		0 0 0		$0 165,625 0	(10)	0 0 0	$ $ $	1,003,364 8,335 4,496
Carter M. Perez(4) Vice President, U.S. Sales	2001 2000 1999	$ $ $	148,750 137,500 43,333	$ $ $	171,880 96,340 5,000	(8)(9)	$0 49,688 0	(11)	35,000 0 5,000	$ $ $	5,358 6,020 546
David J. Davis(5) Senior Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	215,000 215,000 196,625		$40,000 0 0	(8)	$0 99,375 0	(11)	10,000 0 30,000	$ $ $	5,400 6,388 2,206
Thomas J. Rauscher Vice President, Manufacturing and Distribution	2001 2000 1999	$ $ $	190,000 190,000 182,585		$30,000 0 0	(8)	$0 49,688 0	(11)	50,000 0 10,000	$ $ $	5,550 5,785 3,900
William Beattie(6) Vice President, International	2001 2000 1999	$ $ $	184,347 124,780 54,909	$ $	92,584 6,579 0	(8)(10)	0 0 0		30,000 0 20,000	$ $ $	4,306 786 393	(13)

(1)
Mr. Ampulski was appointed President and Chief Executive Officer effective January 1, 2001.

(2)
Mr. Wolf served as Interim Chief Executive Officer from July 2000 to December 2000.

(3)
Mr. Kantz retired from his position as President and Chief Executive Officer effective July 11, 2000.

(4)
Mr. Perez joined the Company on January 27, 1999 and was appointed Vice President, U.S. Sales effective December 19, 2000.

(5)
Mr. Davis resigned from his position as Senior Vice President and Chief Financial Officer effective June 30, 2001.

(6)
Mr. Beattie joined the Company on December 1, 1998 and was appointed Vice President, International effective May 30, 2001. Mr. Beattie also served as Interim President and Interim Chief Operating Officer from the time Mr. Kantz retired from the position of President and Chief Executive Officer in July 2000 until Mr. Ampulski was appointed as President and Chief Executive Officer on January 1, 2001.

(7)
Consists of Mr. Ampulski's hire-on bonus of $150,000, the bonus amount Mr. Ampulski anticipated he would have earned from his previous employer. Mr. Ampulski received this bonus in March 2001 pursuant to his employment agreement, which provides that one half of the bonus must be repaid by Mr. Ampulski should he voluntarily leave the Company prior to January 1, 2002. See "Employment Contracts and Termination of Employment and Change of Control Agreements" below.

(8)
In July 2000, the Compensation Committee approved bonuses for Messrs. Perez, Davis, Rauscher and Beattie in the amounts of $35,000, $40,000, $30,000 and $40,000, respectively, as both a retention bonus to encourage these executive officers to remain with the Company until a permanent Chief Executive Officer was selected and in recognition of work done in the 2000 fiscal year.

(9)
Includes $136,880 paid to Mr. Perez pursuant to the Company's Director of Sales, Channel Partners Incentive Plan.

(10)
Includes a bonus of $20,000 paid to Mr. Beattie for his services as Interim President and Interim Chief Operating Officer since Mr. Kantz's retirement in July 2000 until Mr. Ampulski's appointment as President and Chief Executive Officer in January 2001. Also includes $32,584 earned by Mr. Beattie for the Company's Canadian operating performance.

(11)
Messrs. Kantz, Davis, Perez and Rauscher received 25,000, 15,000, 7,500 and 7,500 shares of the Company's Common Stock, respectively, as a stock bonus vesting on October 19, 2002, three years from the date of grant, subject to each of them remaining as an employee of the Company on October 19, 2002. The value of these shares at May 31, 2001 was $3.70 per share, the closing price of the Company's Common Stock on such date; the closing price on the date of grant, October 19, 1999, was $6.625. Messrs. Kantz, Davis, Perez and Rauscher also purchased an equal number of shares of the Company's Common Stock, with equal value, on October 19, 1999, with payment made in the form of a promissory note secured by such shares of the Company's Common Stock. Mr. Kantz retired on July 11, 2000 and Mr. Davis resigned from the Company on June 30, 2001. Upon such resignation dates, Messrs. Kantz and Davis forfeited their respective stock bonus shares to the Company, and they returned shares of the Company's Common Stock in cancellation of the outstanding promissory notes owing to the Company.

(12)
Includes amounts deferred in the Company's Tax Deferred Savings Plan (the "401(k) Plan") for Messrs. Ampulski, Kantz, Perez, Davis and Rauscher in the amounts of $2,625, $2,625, $5,100, $5,100 and $5,100, respectively, during the fiscal year ended May 31, 2001. Also includes annual premiums paid by the Company for life insurance policies for Messrs. Ampulski, Kantz, Perez, Davis, Rauscher and Beattie in the amounts of $430, $699, $258, $300, $450 and $820, respectively. For Mr. Kantz, All Other Compensation also includes $1,000,040 in severance pay pursuant to a retirement agreement. See "REPORT OF THE COMPENSATION COMMITTEE" below.

(13)
Includes $3,486 Mr. Beattie received pursuant to the Registered Retirement Savings Plan.

    Stock Options Granted During Fiscal 2001.  The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended May 31, 2001 to the persons named in the Summary Compensation Table.

Individual Grants in Fiscal 2001							Potential Realizable Value at Assumed Annual Rates of Price appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)(2)	Expiration Date	5% ($)		10% ($)
Gary W. Ampulski	260,000	(4)	38.52%		2.13	12/14/10		$347,464		$880,543
Hans A. Wolf	30,000 20,000		4.44 2.96	% %	2.13 3.13	12/14/10 7/14/10	$ $	40,092 39,306	$ $	101,601 99,609
Philip C. Kantz(5)	0		—		N/A	N/A		N/A		N/A
Carter M. Perez	20,000 15,000		2.96 2.22	% %	3.50 3.50	7/11/10 5/10/11	$ $	44,023 33,017	$ $	111,562 83,671
David J. Davis(6)	10,000		1.48%		3.50	7/11/10		$22,011		$55,781
Thomas J. Rauscher	40,000 10,000		5.93 1.48	% %	2.63 3.50	11/30/10 7/11/10	$ $	66,034 22,011	$ $	167,343 55,781
William Beattie	20,000 10,000		2.96 1.48	% %	3.50 3.69	7/11/10 5/30/11	$ $	44,023 23,206	$ $	111,562 58,809

(1)
Options granted under the Company's 1991 Stock Option Plan prior to July 16, 1998, generally vest at a rate of 25% per year over four years. Options granted after July 16, 1998, generally vest at a rate of 37 1/2% after eighteen months with the remaining 62 1/2% vesting quarterly over the next fourteen quarters. Under the Option Plans, the Board of Directors retains discretion to modify the terms of outstanding options.

(2)
All options were granted at fair market value on the date of grant.

(3)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any on stock options exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. Shares of the Company's Common Stock purchased at $2.13, $2.63, $3.13, $3.50 and $3.69 per share in fiscal 2001 would yield profits of approximately, $1.34, $1.65, $1.97, $2.20 and $2.32, respectively, at 5% appreciation over ten years, or approximately $3.39, $4.19, $4.99, $5.58 and $5.88 per share, respectively, at 10% appreciation over the same period.

(4)
Includes an option to purchase 10,000 shares of the Company's Common Stock granted to Mr. Ampulski under the Company's 1996 Outside Directors Stock Option Plan upon his initial appointment as a director of the Company on December 14, 2000 and an option to purchase 250,000 shares of the Company's Common Stock granted outside the Company's stock option plans pursuant to a Nonqualified Stock Option Agreement dated December 14, 2000. Each of these options vests at the rate of 25% per year over four years.

(5)
Mr. Kantz retired from the position of President and Chief Executive Officer of the Company on July 11, 2000.

(6)
Mr. Davis resigned from the position of Senior Vice President and Chief Financial Officer effective June 30, 2001.

    Option Exercises and Fiscal 2001 Year-End Values.  The following table provides the specified information concerning unexercised options held as of May 31, 2001, by the persons named in the Summary Compensation Table. There were no exercises of options by any of the persons named in the Summary Compensation Table during fiscal 2001.

FISCAL YEAR-END OPTION VALUES

	Number of Unexercised Options at 5/31/2001		Value of Unexercised In-The-Money Options at 5/31/01(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Gary W. Ampulski	0	260,000	$—	$409,500
Hans A. Wolf	21,000	50,000	$—	$58,750
Philip C. Kantz(2)	0	0	$—	$—
Carter M. Perez	2,321	37,679	$—	$7,000
David J. Davis(3)	32,946	27,054	$—	$2,000
Thomas J. Rauscher	55,982	54,018	$—	$45,000
William Beattie	10,178	39,822	$—	$4,100

(1)
Valuation is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on May 31, 2001, which was $3.70 per share, based on the closing trade price of the Company's Common Stock on the American Stock Exchange on such date.

(2)
Mr. Kantz retired from the position of President and Chief Executive Officer of the Company on July 11, 2000.

(3)
Mr. Davis resigned from the position of Senior Vice President and Chief Financial Officer effective June 30, 2001.

  Employment Contracts and Termination of Employment and Change of Control Arrangements.

    The Company has entered into an employment agreement with Gary W. Ampulski, the Company's President and Chief Executive Officer, effective as of January 1, 2001. Pursuant to Mr. Ampulski's employment agreement, he receives an annual salary of $350,000 and, commencing with the Company's fiscal year beginning June 1, 2001, he is eligible to receive annual bonuses based upon the Company's achievement of various financial and/or other goals established by the Board of Directors of the Company for up to 100% of his then current annual base salary, with a target bonus equal to 60% of his then current base salary. Pursuant to the employment agreement, on March 1, 2001, Mr. Ampulski was paid a hire-on bonus equal to the bonus he anticipated he would have earned from his previous employer, in the amount of $150,000, of which he is obligated to repay one half to the Company should he leave the Company voluntarily prior to January 1, 2002. Mr. Ampulski is entitled to a retention bonus in the amount of $87,500 to be paid on December 1, 2001, provided his employment with the Company has not terminated prior to such date other than by reason of his termination Without Cause or his resignation for Good Reason, each as defined in the agreement.

    Pursuant to the employment agreement, Mr. Ampulski was granted an option to purchase 250,000 shares of the Company's Common Stock on December 14, 2000, the date he was appointed as a member of the Board of Directors of the Company, and also received an automatic option grant of

10,000 shares of the Company's Common Stock under the 1996 Outside Directors Stock Option Plan. The Company reimbursed Mr. Ampulski for his reasonable, temporary expenses of commuting between Illinois and San Jose and for his living expenses in the San Jose area from the start of his employment until the Company relocated to Illinois in April 2001. The agreement also provides for a loan by the Company to Mr. Ampulski to enable him to repay the outstanding balance of a loan Mr. Ampulski received from his former employer. For additional information about such loan, see "Certain Relationships and Related Transactions" below.

    Except as provided in the change of control agreement between Mr. Ampulski and the Company (as described below), in the event his employment is terminated by the Company Without Cause or in the event of his resignation for Good Reason, Mr. Ampulski is entitled to severance payments equal to the sum of an amount equal to two times his annual base salary in effect immediately prior to such termination and whichever of the following is applicable as of the date of termination of employment: (a) provided he has completed at least two fiscal years of employment with the Company, an amount equal to two times the average of the annual incentive bonuses actually earned by him for the two fiscal years prior to termination, (b) provided he has completed at least one full fiscal year of employment with the Company but less than two full fiscal years of such employment, an amount equal to two times the annual incentive bonus actually earned by him for the fiscal year preceding the fiscal year of his termination, or (c) provided he has completed less than one full fiscal year of employment with the Company, an amount equal to $300,000. In addition, unless Mr. Ampulski has completed less than one full fiscal year as of the date of termination of his employment with the Company, he will be entitled to that portion of the incentive bonus he would have earned for the fiscal year in which his employment is terminated, if any, pro rated to the date of termination, and, if he is terminated prior to December 1, 2001, he will be entitled to receive his retention bonus. His severance payments would also include accrued vacation pro rated to the date of termination of employment.

    In May 2001, Mr. Ampulski's employment agreement was amended to provide that, in the event there has occurred, within the twelve months prior to a termination of his employment Without Cause or his resignation for Good Reason, a change in the Board of Directors of the Company as a result of which fewer than a majority of directors are Incumbent Directors, as defined in the amendment, Mr. Ampulski's stock options granted pursuant to the employment agreement shall become immediately exercisable and vested in full as of the date of his termination of employment. These provisions would be triggered if a majority of Mr. Jaroszewicz's nominees are elected at the 2001 Annual Meeting.

    The Company entered into a change of control agreement with Mr. Ampulski effective as of January 1, 2001, which provides that, in the event that Mr. Ampulski's employment with the Company is terminated as a result of Involuntary Resignation, as defined in the agreement, within three months prior to, upon or within twelve months following a change of control, then, in lieu of severance benefits he would otherwise receive under his employment agreement, he will be entitled to severance payments equal to the sum of an amount equal to two times of his annual base salary in effect immediately prior to the date of his Involuntary Resignation and whichever of the following is applicable as of such date: (a) provided he has completed at least two fiscal years of employment with the Company, an amount equal to two times of the average of the annual incentive bonuses actually earned by him for the two fiscal years prior to his Involuntary Resignation, (b) provided he has completed at least one full fiscal year of employment with the Company but less than two full fiscal years of such employment, an amount equal to two times of the annual incentive bonus actually earned by him for the fiscal year preceding the fiscal year of his Involuntary Resignation, or (c) provided he has completed less than one full fiscal year of employment with the Company, an amount equal to $300,000. Unless Mr. Ampulski has completed less than one full fiscal year as of the date of Involuntary Resignation, he will also be entitled to that portion of the incentive bonus he would have earned for the fiscal year of his Involuntary Resignation, if any, pro rated to the date of such Involuntary Resignation. For a period of eighteen months following his Involuntary Resignation, the Company shall reimburse Mr. Ampulski for any premiums paid by him for continued group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). In addition, in the event of a change of control, the options granted to Mr. Ampulski pursuant to his employment agreement shall become immediately exercisable and vested in full as of the date that is ten days prior to the change of control. Under this agreement, a change of control is defined as the occurrence of: (a) any person or entity directly or indirectly acquiring beneficial ownership of 50% or more of the total voting power represented by the Company's outstanding voting securities; (b) a merger or consolidation of the Company with any other corporation involving the transfer of securities representing 50% or more of the total voting power represented by the Company's outstanding securities immediately prior to such merger or consolidation; (c) the complete liquidation of the Company; or (d) the sale or disposition by the Company of all or substantially all of the Company's assets, unless the Company remains an operating business and a going concern, and with respect to the acceleration of his options, the Company continues his options in effect.

    The Company had an employment agreement with Philip C. Kantz, the Company's former President and Chief Executive Officer. Mr. Kantz retired from his employment with the Company on July 11, 2000. Pursuant to Mr. Kantz's employment agreement, he received an annual salary of $325,000 and was eligible to receive annual bonuses based upon the Company's achievement of various financial and/or other goals established by the Board of Directors of the Company for up to 100% of his then current annual base salary, with a target bonus equal to 60% of his then current annual base salary. In the event of a Transfer of Control, as defined under the agreement, all stock options would become fully vested and exercisable as of the date ten days prior to the consummation of such Transfer of Control. In the event that Mr. Kantz was terminated by the Company without cause or in the event that Mr. Kantz retired from his position with the Company for Good Reason, as defined in the agreement, Mr. Kantz would be entitled to receive severance payments at his final base salary and target bonus rate, less applicable withholding, for a period of two years following the date of termination.

    On July 11, 2000, the Company entered into a retirement agreement with Mr. Kantz, pursuant to which he received, as required under the employment agreement, a lump sum payment of $1,000,040, which is equal to two times his former annual salary of $325,000 and his former target bonus rate. In addition, Mr. Kantz is entitled to participate in the Company's health insurance policy, at the Company's expense for up to two years from his retirement date.

    The Company has entered into a form of change of control agreement with certain of its current executive officers who were hired by the Company prior to December 2000. The agreements provide that if within one month prior to or twelve months following a change of control of the Company, such executive officer's employment is terminated as a result of Involuntary Termination, as defined in the agreements, such executive officer will be entitled to: (a) all salary, accrued but unused vacation earned through the date of the executive officer's termination and the executive officer's target bonus for the year in which termination occurs, pro rated through the date of termination; (b) severance pay in an amount equal to 150% of his or her annual base salary at the time of such termination, plus 150% of the executive officer's annual bonus at the "on target" level for the fiscal year in which the executive officer is terminated, payable in lump sum within 30 days of termination; and (c) for a period of 12 months from the date of termination or until commencement of new employment, whichever is earlier, reimbursement for COBRA premiums paid by him or her for continued group health insurance coverage. The agreements provide that the executive officer shall be entitled to acceleration of vesting for such executive officer's stock options as provided under the Company's 1991 Stock Option Plan or any applicable successor plan. A change of control includes a change in the Board of Directors of the Company as a result of which fewer than a majority of directors are incumbent directors. Under the agreements, a change of control is defined as the occurrence of: (a) any person or entity directly or indirectly acquiring beneficial ownership of 50% or more of the total voting power represented by the Company's outstanding voting securities; (b) a merger or consolidation of the Company with any other corporation involving the transfer of securities representing 50% or more of the total voting power represented by the Company's outstanding securities immediately prior to such merger or consolidation; (c) the complete liquidation of the Company; (d) the sale or disposition by the Company of all or substantially all of the Company's assets; or (e) a change in the Board of Directors of the Company within a two-year period as a result of which fewer than a majority of the directors are incumbent directors. Incumbent directors include directors as of the effective date of the agreement or a director who is appointed or nominated by the Company's Board of Directors or its nominating committee and whose nomination or appointment is approved by the affirmative votes of at least a majority of the incumbent directors at the time of such appointment or nomination, not including an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company. The election of a majority of the directors nominated by Mr. Jaroszewicz would constitute a change of control.

    The Company has entered into a form of change of control agreement with each of its executive officers who were hired by the Company after December 2000, other than Mr. Ampulski who entered into the change of control agreement described above. The agreements provide that if within three months prior to, upon or within twelve months following a change of control of the Company, such executive officer's employment is terminated as a result of Involuntary Termination, as defined in the agreement, such executive officer will be entitled to severance payments equal to the sum of 100% of the executive officer's annual base salary in effect immediately prior to the date of Involuntary Termination and whichever of the following is applicable as of such date: (a) provided the executive officer has completed at least two fiscal years of employment with the Company, an amount equal to 100% of the average of the incentive bonuses actually earned by the executive officer for the two fiscal years prior to such Involuntary Termination, (b) provided the executive officer has completed at least one full fiscal year of employment with the Company but less than two full fiscal years of such employment, an amount equal to 100% of the annual incentive bonus actually earned by the executive officer for the fiscal year preceding the fiscal year of such Involuntary Termination, or (c) provided the executive officer has completed less than one full fiscal year of employment with the Company, an amount equal to 100% of the executive officer's target annual incentive bonus, if any. The agreements provide that such executive officers shall be entitled to receive accrued vacation to the date of such executive officer's Involuntary Termination and, for a period of up to twelve months after Involuntary Termination of the executive officer but ending upon commencement of new employment, the Company shall reimburse the executive officer for any COBRA premiums for continued group health insurance coverage. In the event of a change of control, the options to purchase the Company's Common Stock currently held by such executive officer shall become immediately exercisable and vested in full as of the date that is ten days prior to the change of control. The agreements further provide that in the event there has occurred within the twelve months prior to a termination of the executive officer's employment as a result of Involuntary Termination, a change in the Board of Directors of the Company as a result of which fewer than a majority of directors are Incumbent Directors, as defined in the agreements, the executive officer shall be entitled to receive the severance benefits described above and the options currently held by such executive officer shall become immediately exercisable and vested in full as of the date of the Involuntary Termination. Under the agreements, a change of control is defined as the occurrence of: (a) any person or entity directly or indirectly acquiring beneficial ownership of 50% or more of the total voting power represented by the Company's outstanding voting securities; (b) a merger or consolidation of the Company with any other corporation involving the transfer of securities representing 50% or more of the total voting power represented by the Company's outstanding securities immediately prior to such merger or consolidation; (c) the complete liquidation of the Company; or (d) the sale or disposition by the Company of all or substantially all of the Company's assets, unless the Company remains an operating business and a going concern, and with respect to the acceleration of the executive officer's options, the Company continues such options in effect. If a majority of the directors nominated by Mr. Jaroszewicz were elected at the 2001 Annual Meeting and the executive officer's employment were terminated by the Company within twelve months of such election as a result of Involuntary Termination, the executive officer would be entitled to receive the severance benefits described above and the options held by such executive officer would become immediately exercisable and vested in full as of the date of the Involuntary Termination.

    Options granted under the Company's 1991 Stock Option Plan, 2001 Nonstatutory Stock Option Plan and 2001 Option Plan contain provisions pursuant to which unexercised options become immediately exercisable upon a "Transfer of Control," in the case of the 1991 Stock Option Plan and 2001 Nonstatutory Plan, and upon a "Change of Control," in the case of the 2001 Stock Option Plan, and terminate to the extent they are not exercised as of the consummation of the Transfer of Control or Change of Control, as applicable. The 1991 Stock Option Plan and the 2001 Nonstatutory Stock Option Plan define a Transfer of Control and the 2001 Stock Option Plan defines Change in Control as: (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where such stockholders do not retain at least a majority of the voting stock of the Company after such sale or exchange; (b) a merger or consolidation of the Company into or with another corporation as a result of which stockholders of the Company before such merger or consolidation shall own less than 50% of the voting securities of the surviving corporation; or (c) the sale of all or substantially all of the Company's assets.

    Director Compensation For Last Fiscal Year.  The Company pays each of its outside directors $15,000 per year, plus an additional $1,000 for each Board of Directors and committee meeting attended, as compensation for their services as members of the Board of Directors of the Company. An additional $500 is paid to each Committee Chairman for each committee meeting attended. During the fiscal year ended May 31, 2001, the Chairman of the Board of Directors received an additional $30,000 for his services to the Company in that capacity. In addition, the Company's 1996 Outside Directors Stock Option Plan (the "Directors Plan") provides for initial grants of options to purchase 10,000 shares of the Common Stock of the Company to non-employee directors at the fair market value on the date of grant. The Directors Plan further provides for the automatic annual grant of an additional option to purchase 2,000 shares of the Common Stock of the Company on the date of each annual meeting of stockholders after adoption of the plan to each non-employee director of the Company who remains a member of the Board of Directors of the Company. Options granted under the Directors Plan contain provisions pursuant to which unexercised options become immediately exercisable upon a "Transfer of Control" and terminate to the extent they are not exercised as of the consummation of the Transfer of Control. The Directors Plan defines Transfer of Control as an event or series of events wherein the stockholders of the Company immediately before the event or series of events do not retain immediately after the event or series of events, direct or indirect beneficial ownership of more than 50% of the voting securities of the surviving corporation. Pursuant to the Directors Plan, each of Messrs. Lichtenstein and Wright will be automatically granted an option to purchase 10,000 shares of Common Stock of the Company upon their initial appointment to the Company's Board of Directors, and each of Messrs. Wolf, Heimbuck, Myers and Dr. Hanson will be automatically granted an annual option to purchase 2,000 shares of the Common Stock of the Company on the date of the 2001 Annual Meeting of Stockholders if these nominees are reelected as directors at such meeting. Messrs. Lichtenstein and Wright will each be automatically granted an option pursuant to the Directors Plan to purchase 2,000 shares of Common Stock of the Company on the date of the 2002 annual meeting of stockholders if Messrs. Lichtenstein and Wright are reelected as directors at the 2002 annual meeting. Dr. Hanson and Mr. Myers also received $1,500 and $3,500, respectively, in consulting fees for services performed in connection with management transition issues in fiscal 2001.

    Certain Relationships and Related Transactions.  Pursuant to the employment agreement between the Company and Gary W. Ampulski described above in "Employment Contracts and Termination of Employment and Change of Control Arrangements," in March 2001, the Company loaned Mr. Ampulski the principal sum of $139,503 to enable him to repay the outstanding balance of a loan payable to his former employer. The loan is secured by Mr. Ampulski's home; it bears interest at the rate of 4.3% per annum and principal and interest payments will be made through payroll deductions on a semi-monthly basis beginning March 15, 2001 and ending February 28, 2004.

    In October 1999, the Company implemented a Stock Purchase and Stock Bonus Program ("Program") with certain executive officers and key employees of the Company. Each participating employee borrowed funds from the Company to acquire a specified number of shares of the Company's Common Stock. In addition, an equivalent number of shares of the Company's Common Stock was granted to each individual as a restricted stock bonus. The restricted stock bonus vests after three years if the participant remains employed by the Company throughout that period. The note and accrued interest will be forgiven after three years if the participant continues employment with the Company throughout that period. If the participant ceases to be employed by the Company during the three year period after acquiring the Program shares, the participant will forfeit to the Company the shares granted as a restricted stock bonus and the note accelerates and becomes payable in full. The Company issued an aggregate of 207,500 shares of treasury stock under the Program. Under the Program, all of such shares of treasury stock are held by the Company as collateral to secure the notes receivable. As of May 31, 2001, executive officers had been issued an aggregate of 11,250 shares of restricted stock under the stock bonus portion of the Program and an aggregate of 11,250 shares of the Company's Common Stock purchased with promissory notes under the stock purchase portion of the Program. A total of 185,000 shares of the Company's Common Stock subject to the Program have been reacquired by the Company on termination of employment of participants.

  Agreements with Certain Stockholders.

    On September 10, 2001, the Company entered into two separate agreements (each, a "Stockholder Agreement") with two substantial Company stockholders relating to the annual meeting and related matters.

    One of the Stockholder Agreements is with the "WL Parties," defined to mean Steel Partners II, L.P., a Delaware limited liability company, Steel Partners, L.L.C., a Delaware limited liability company, Steel Partners Services, Ltd., a Delaware corporation, and Warren G. Lichtenstein, the Chief Executive Officer of those three entities. The WL Parties have advised the Company that they are collectively the beneficial owners of a total of 515,900 shares of the Company's Common Stock, which represents approximately 9.9% of the outstanding shares.

    The other Stockholder Agreement is with the "DW Parties," defined to mean Henry Partners, L.P., a Delaware limited partnership, Matthew Partners, L.P., a Delaware limited partnership, and David W. Wright, the president of each of the entities that acts as the general partner of those two partnerships. The DW Parties have advised the Company that they are collectively the beneficial owners of a total of 194,600 shares of the Company's Common Stock, which represents approximately 3.8% of the outstanding shares.

    The Company has filed the full texts of both Stockholder Agreements with the Securities and Exchange Commission as exhibits to a Current Report on Form 8-K dated September 11, 2001 (the "September 8K"), which is available at no charge from the SEC's website, www.sec.gov, or from the Company's website at www.tab.com. The description of the Stockholder Agreements contained in this proxy statement is not intended to be complete and is qualified by the full texts of the Agreements.

    Under the Stockholder Agreement with the WL Parties, Mr. Lichtenstein has been added to the Company's Board of Directors. Under the Stockholder Agreement with the DW Parties, Mr. Wright has been added to the Board of Directors. Each of them has also been added to the Company's slate of nominees for election to the Board of Directors at the Annual Meeting, along with the current directors. The size of the Board of Directors has been increased from five to seven to accommodate the additions of the two additional directors to the Board of Directors and the Company's slate of nominees. Biographical information regarding each of these two additional directors appear under "PROPOSAL NO. 1 ELECTION OF DIRECTORS" and information regarding their respective beneficial ownership of the Company's shares appears under "STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

    Pursuant to the respective Stockholder Agreements, Mr. Lichtenstein has been added to the Compensation and Nominating Committees of the Board of Directors and Mr. Wright has been added to the Audit and Employee Benefits Committees of the Board of Directors. Descriptions of these Committees appear under "PROPOSAL NO. 1 ELECTION OF DIRECTORS—Committees of the Board" and Appendix B.

    Each of the Stockholder Agreements provides that if the Company is not in material default thereunder, at the annual meeting all of the shares of the Company's Common Stock beneficially owned by the stockholders who have signed that agreement, and their affiliates, must be voted in favor of the election of all seven of the Company's slate of nominees. The signatories are otherwise free to vote their shares as they choose.

    In accordance with each of the Stockholder Agreements, the Board of Directors has amended the Company's bylaws in several respects (the full text of these amendments is included in the exhibits attached to the Current Report on Form 8-K filed on September 10, 2001):

  •
  Effective as of February 1, 2002, holders of record of at least 25% of the outstanding shares will be permitted to call special meetings of stockholders, which must be held within 55 days of a valid demand. (Prior to February 1, 2002, special meetings cannot be called by stockholders.)

  •
  Effective immediately, the Board of Directors is prohibited from forming an executive committee to act on behalf of the Board of Directors without a majority vote of the Board of Directors that includes Mr. Lichtenstein and Mr. Wright if they are still serving on the Board of Directors. This same vote is required to repeal or amend this provision and the provision regarding the call of special stockholder meetings.

  •
  Effective immediately, the Board of Directors is prohibited from increasing its size above seven directors as long as Mr. Lichtenstein and Mr. Wright are directors.

    In addition, the Board of Directors has amended the Company's bylaws to provide that, if the Company increases the number of directors to be elected at a stockholder meeting after a stockholder has previously nominated one or more candidates for election to the Board of Directors at that meeting in accordance with the advance notice requirements of the bylaws, that stockholder will be entitled to nominate an equal number of additional candidates within ten days following the Company's public announcement of the increase. Accordingly, until September 21, 2001, Mr. Jaroscewicz will be entitled to nominate two additional candidates in accordance with the notice requirements of the bylaws.

    In addition to these bylaw amendments, in accordance with each of the Stockholder Agreements, the Board has amended the Company's stockholder rights plan. Under the amendment (the full text of which is included in the exhibit attached to the amended Current Report on Form 8-K/A filed on September 13, 2001), the stock purchase rights issued under the plan (which are attached to the shares of Company's Common Stock and not separately transferable) will be triggered if, without prior Board of Directors approval, a person or group becomes the beneficial owner of 20% of the outstanding shares of the Company's Common Stock. The previous trigger level of the rights was 15%. The amendment also confirms that the act of participating in a demand for a special meeting of stockholders under the bylaw amendment referred to above will not by itself trigger the rights. If triggered, the rights would entitle all stockholders except the non-approved acquiror and certain related parties to purchase newly-issued shares of the Company's Common Stock at a 50% discount from the then-prevailing market price.

    Each of the Stockholder Agreements contain certain other provisions including:

  •
  representations and warranties regarding the parties' authority to enter into the applicable agreement and related matters;

  •
  mutual releases of claims relating to the pending proxy contest and related matters;

  •
  the Company's obligation to indemnify (and advance expenses to) each of the other parties in connection with certain claims based on their actions with respect to the proxy contest or the applicable Stockholder Agreement; and

  •
  certain announcements and public filings relating to the applicable agreement.

    Compensation Committee Interlocks and Insider Participation.  During fiscal 2001, the Board of Directors, which consisted of Mr. Wolf, Dr. Hanson, Mr. Myers and Mr. Heimbuck, approved the employment arrangements, including compensation, for Gary Ampulski, the President and Chief Executive Officer of the Company. Mr. Wolf was the Interim Chief Executive Officer of the Company and the Chairman of the Board of Directors until January 1, 2001 and participated in discussions of the Board of Directors regarding the terms of Mr. Ampulski's employment. Mr. Wolf did not participate in any deliberation relating to his own compensation.

    Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with, except that one Statement of Changes to Beneficial Ownership by Mr. Ampulski with respect to three transactions was filed late and one Statement of Changes in Beneficial Ownership by Dr. Hanson with respect to one transaction was filed late.

COMPARISON OF STOCKHOLDER RETURN(1)

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and the S&P Office Equipment & Supplies Index for the period commencing on June 1, 1996 and ending on May 31, 2001.

	Cumulative Total Return
	5/96	5/97	5/98	5/99	5/00	5/01
Tab Products Co.	100	129	203	93	71	56
Russell 2000	100	107	130	126	139	147
S & P Office Equipment & Supplies	100	136	171	225	157	147

(1)
Assumes that $100.00 was invested on May 31, 1996 in the Company's Common Stock and in each index, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee is currently comprised of two (2) non-employee members of the Board of Directors and is responsible for setting and monitoring policies governing the compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, approves salary and incentive levels and grants options under the Option Plan. The objectives of the Compensation Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

    Salary.  Salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications in similar industries. In determining executive officer salaries, the Compensation Committee has used information from salary surveys.

    The Compensation Committee annually assesses the performance and recommends to the Board of Directors the salary and overall compensation for the Company's President and Chief Executive Officer. The President and Chief Executive Officer annually assesses the performance of all other executive officers and recommends salary increases to the Compensation Committee based on a number of factors such as performance evaluations, comparative data and other relevant factors.

    In addition to reviewing performance evaluations, the Compensation Committee also reviews the financial condition of the Company in setting salaries.

    The compensation for Philip C. Kantz while Mr. Kantz served as the Company's President and Chief Executive Officer until his resignation on July 11, 2000, was based on the January 1997 employment agreement between the Company and Mr. Kantz, the terms of which were reached on the basis of arm's length negotiation between the Company and Mr. Kantz in 1997, and approved by the Compensation Committee. The Compensation Committee confirmed with an independent compensation consultant at the time of these negotiations that the salary approved by the Compensation Committee was appropriate for a President and Chief Executive Officer in the Company's size, geographic location and industry. In July 2000, the Compensation Committee approved a retirement agreement with Mr. Kantz, required by the terms of Mr. Kantz's employment agreement, pursuant to which Mr. Kantz received a lump sum payment of $1,000,040, an amount equal to two times his former annual salary, plus his former target bonus rate. Mr. Kantz is eligible to participate in the Company's health insurance policy, at the Company's expense, for up to two years from his retirement date.

    The compensation for Hans A. Wolf while Mr. Wolf served as the Company's Interim President and Chief Executive Officer from July 11, 2000 until December 31, 2000, was determined after the Compensation Committee reviewed salary surveys and reviewed the prior compensation package for Mr. Kantz, and was based in part on the expectation of the Company and Mr. Wolf that he would provide such services on a half-time basis. In July 2000, the Compensation Committee approved an annual salary of $100,000 for Mr. Wolf in addition to the continuation of Mr. Wolf's annual fee of $30,000 for his services as Chairman of the Board of Directors of the Company. In addition, the Compensation Committee approved the grant to Mr. Wolf of an incentive option to purchase 20,000 shares of Common Stock of the Company. In December 2000, the Compensation Committee approved an additional incentive option to purchase 30,000 shares of Common Stock of the Company in recognition of the fact that during Mr. Wolf's tenure as Interim President and Chief Executive Officer, Mr. Wolf had worked considerably more than half-time and had not been eligible for the fees the Company pays to its outside directors.

    Annual Incentive.  The Compensation Committee administers an annual incentive plan to provide additional compensation to executives who meet established performance goals for the Company. In consultation with the Chief Executive Officer, the Compensation Committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees. Awards under the fiscal 2001 incentive plan were contingent upon the Company's attainment of revenue and operating profit targets set by the Compensation Committee in consultation with the Chief Executive Officer. The target amount of bonuses for the Chief Executive Officer and senior executive officers was set by the Compensation Committee. Awards are weighted so that higher awards are received when the Company's performance reaches higher targets and smaller awards are received when the Company's performance reaches minimum targets and no awards are made when the Company does not meet minimum performance targets. After the total eligible bonus pool is determined, annual incentives are paid to executive officers, based on their individual performance as determined by the Company's President and Chief Executive Officer. During fiscal 2001, while Mr. Kantz served as the Company's President and Chief Executive Officer, he was eligible under his employment agreement to receive a bonus of up to 100% of his then current base salary, with a target bonus equal to 60%. While Mr. Wolf served as the Company's Interim President and Chief Executive Officer from July 2000 to December 2000, he was not eligible for a bonus. In fiscal 2001, the revenue and operating profit targets were not met and accordingly no bonuses were paid under the plan. However, the Compensation Committee approved one-time bonuses for certain executive officers as described in the Summary Compensation Table to encourage such executive officers to remain with the Company until a new Chief Executive Officer was selected and in recognition of services in fiscal 2001. In addition, the Company's Board of Directors awarded Mr. Beattie with an additional $20,000 bonus in recognition of his services as Interim President and Interim Chief Operating Officer from July to December 2000, and $32,584 in recognition of the Company's Canadian operating performance. Consistent with the Company's objective of aligning compensation with performance, the Company anticipates that future bonus payments will be primarily based on targets for operating performance results.

    Stock Options.  The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Option Plan at the then current market price. Stock options will only have value if the Company's stock price increases over the exercise price.

    The Compensation Committee grants options to executive officers after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position, responsibilities of each executive officer, previous and expected contributions of each officer to the Company, previous option grants to such executive officers and customary levels of option grants for the respective position in other comparable companies. No grant of options was made to Mr. Kantz in fiscal 2001 prior to his retirement from the position of the Company's President and Chief Executive Officer. Mr. Wolf was granted options to purchase 50,000 shares of the Company's Common Stock in partial compensation for his service as the Company's Interim President and Chief Executive Officer from July 2000 to December 2000. The size of the option grants to Mr. Wolf was based on his position and the compensation value of the grant relative to compensation Mr. Wolf would have otherwise received as a director during his tenure as Interim Chief Executive Officer as well as the fact that he provided services beyond half time employment as Interim Chief Executive Officer. The Compensation Committee granted options to purchase the Company's Common Stock to Carter Perez, David Davis, Thomas Rauscher and William Beattie in the amounts of 20,000, 10,000, 10,000 and 20,000 shares, respectively, in addition to cash bonuses to encourage such executive officers to remain with the Company until a new Chief Executive Officer was selected and in recognition of services in fiscal 2001. The sizes of these option grants were based on the positions of these executive officers and the compensation and retention value of the grants relative to such executive officers' compensation.

    Stock Bonus and Note Purchase Program.  In October 1999, the Compensation Committee approved a Stock Purchase and Stock Bonus Program ("Program") with certain executive officers and key employees of the Company as a retention incentive and to continue to provide additional equity incentives for senior management. The Program allows a participating employee to borrow funds from the Company to acquire a specified number of shares of the Company's Common Stock. In addition, each participant was granted a restricted stock bonus for an equivalent number of shares of the Company's Common Stock. The restricted stock grant vests after three years if the participant remains employed by the Company. All of the Program shares are held by the Company as collateral to secure the notes receivable from participants. The principal and accrued interest due on a participant's note will be forgiven after three years if the participant remains employed by the Company throughout that period. The Company issued an aggregate of 207,500 shares of the Company's Common Stock to implement the Plan, of which 185,000 shares of the Company's Common Stock have been reacquired by the Company on termination of employment of plan participants as a result of forfeiture of restricted stock bonuses and tender of shares in payment of promissory notes.

    Change of Control Agreements.  In May 2001, the Compensation Committee reviewed its policy regarding change of control agreements for executive officers. After review of other comparable companies' arrangements, the Committee approved a revised change of control agreement which provided that if the executive officer's employment is terminated involuntarily within three months prior to, upon or within twelve months following a Change of Control, as defined in the agreement, such executive will be entitled to 100% rather than 150% of annual salary for executive officers other than Mr. Ampulski, and bonuses equal to 100% of the average of annual incentive bonuses paid in the two prior years if the executive officer had been employed for at least two fiscal years, 100% of the prior year annual incentive bonuses paid to the officer if the officer had been employed for one fiscal year and the target annual incentive bonus if the executive officer had been employed for less than one fiscal year, compared to 150% of target bonus without regard to historical bonuses under the prior agreement. The Compensation Committee also continued a provision under the prior change of control agreements that awarded the foregoing severance payments upon an involuntary termination of employment following that a change in the Board of Directors as a result of which fewer than a majority of the directors are incumbent directors is a Change of Control and, in addition, provided for acceleration of vesting in full of all Company stock options held by the executive in such circumstances. The Compensation Committee recognized the need to provide enhanced financial security to the newly hired executive officers in the event of an involuntary termination of employment upon a Change of Control or change in the majority Board of Directors composition resulting from a proxy contest, to induce such officers to remain employed during the uncertainty engendered by the possibility or pendency of such events. The Compensation Committee concluded that the revised change of control agreement provided retention incentives more in line with similar incentives at comparable companies.

    Amendment to Mr. Ampulski's Agreement.  In the course of reviewing the policy regarding change of control agreements for executive officers, the Compensation Committee concluded that, in order to provide consistent treatment of options for all executive officers, it was appropriate to amend Mr. Ampulski's employment agreement to provide that involuntary termination of Mr. Ampulski's employment after a change in the Board of Directors as a result of which fewer than a majority of directors were incumbent directors would result in an acceleration of vesting of Mr. Ampulski's stock options in addition to payment of applicable severance benefits. The Compensation Committee further recognized the need to provide the Chief Executive Officer with enhanced financial security and incentives to remain with the Company during the uncertainty engendered by pendency of the proxy contest, to assure his continued dedication and objectivity, and to keep Mr. Ampulski and his executives focused on the execution of the Company's plan to improve operating and financial performance.

    Section 162(m).  The Compensation Committee has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations, which restrict deductibility of executive compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 2001 Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee comprised solely of at least two non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Compensation Committee is not so constituted for any period of time, or options are not granted under a performance-based plan, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Compensation Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable.

                      COMPENSATION COMMITTEE

                      Dr. Kathryn S. Hanson, Chair
                      Jeffrey A. Heimbuck

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Board of Directors of the Company (the "Board") met in December 2000 to, among other things, approve the employment agreement between the Company and Gary W. Ampulski, a candidate for the position as the Company's President and Chief Executive Officer.

    The compensation for Mr. Ampulski is set forth in his employment agreement, the terms of which were reached on the basis of arm's length negotiations between the Company and Mr. Ampulski in December 2000 and were approved by the Board. Prior to approving Mr. Ampulski's employment agreement and change of control agreement, the Board considered compensation, severance and change of control provisions for chief executive officers of comparable companies as well as arrangements with former chief executive officers of the Company. In addition, Mr. Wolf, negotiating on behalf of the Board, received advice from the executive search firm retained by the Company to assist in the search as to the appropriate compensation benefits for a chief executive officer of a company of Tab's size, geographic location and industry.

    The Board believes, as does the Compensation Committee, that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, for this reason, the Board approved the grant of options to purchase 250,000 shares of the Company's Common Stock to Mr. Ampulski. The size of the option grant was intended to align Mr. Ampulski's interest closely with those of the Company's stockholders by providing significant incentive to increase stockholder value. Additional considerations included the retention value of the grants and customary levels of options for Chief Executive Officers at comparable companies. Mr. Ampulski received the automatic grant of an option for 10,000 shares of the Company's Common Stock under the Company's 1996 Outside Directors Stock Option Plan upon his initial appointment as a member of the Board of Directors, which the Board took into account in setting the size of the other option grant.

                      BOARD OF DIRECTORS

                      Hans A. Wolf, Chair
                      Kathryn S. Hanson
                      Jeffrey A. Heimbuck
                      Jerry K. Myers

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Deloitte & Touche LLP is responsible for expressing an opinion as to the conformity of the Company's audited financial statements with generally accepted accounting principles.

    The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for The American Stock Exchange. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Appendix B.

    The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed in Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP's audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

    The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2001.

                      AUDIT COMMITTEE

                      Jerry K. Myers, Chair
                      Jeffrey A. Heimbuck
                      Kathryn S. Hanson

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending May 31, 2002. Deloitte & Touche LLP has acted in such capacity since its appointment during the fiscal year ended May 31, 1992. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so. Such representative is expected to be available to respond to appropriate questions.

    Audit Fees.  The following table sets forth the aggregate fees paid by the Company for the fiscal year ended May 31, 2001 to Deloitte & Touche LLP:

Audit Fees	$194,934
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$0

    Vote Required and Board of Directors' Recommendation.  The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 2002.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

    Under the Company's bylaws, nominations for election to the Board of Directors and proposals for other business to be transacted by the stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from the Company) if such stockholder gives timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting: (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the Company's books of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. In addition, business other than a nomination for election to the Board of Directors must be a proper matter for stockholder action under the Delaware General Corporation Law.

    Separate and apart from the required notice described in the preceding paragraph, the rules promulgated by the SEC under the Exchange Act (the "SEC Stockholder Proposal Rules") entitle a stockholder of the Company to require the Company to include a stockholder proposal in the proxy materials distributed by the Company. However, the SEC Stockholder Proposal Rules do not require the Company to include in its proxy materials any nomination for election to the Board of Directors (or any other office with the Company), impose certain other limitations on the content of a stockholder proposal, and also contain certain eligibility, timeliness, and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Company's Common Stock for at least one year before the proposal is submitted by the proponent).

    To be considered as satisfying the timeliness requirement of the SEC Stockholder Proposal Rules and the Company's bylaws in connection with the proxy materials to be distributed by the Company with respect to the 2002 Annual Meeting of Stockholders, stockholder proposals must be received by the Company at its principal executive offices at 935 Lakeview Pkwy., Suite 195, Vernon Hills, IL, 60061, not later than May 21, 2002.

TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                      By Order of the Board of Directors,

                      CAROLINE A. DAMASK
                       Secretary

September 17, 2001

APPENDIX A

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY WHO MAY SOLICIT PROXIES FROM THE COMPANY'S STOCKHOLDERS

    The following individuals, all of whom are directors or officers of Tab Products Co., may be deemed participants in the solicitation of proxies on behalf of the Company's Board of Directors:

Gary W. Ampulski	President and Chief Executive Officer and Director of the Company
Donald J. Hotz	Vice President, Chief Financial Officer & Treasurer of the Company
Hans A. Wolf	Chairman of the Board of Directors of the Company and Network Equipment Technologies Inc. and Director, Satellite HealthCare, Inc.
Kathryn S. Hanson	Director of the Company and President, the Hanson Group
Jerry K. Myers	Director of the Company, Partner, CroBern Management Partnership LLP, President, Chief Executive Officer and Director, SleepMed Incorporated and Chairman of the Board of Directors, Medcor, Inc.
Jeffrey A. Heimbuck	Director of the Company and Director of early stage companies
Warren G. Lichtenstein
Director of the Company, Secretary, Managing Member and Chairman of the Board of Directors, Steel Partners, L.L.C., President, Chief Executive Officer and Director, WebFinancial Corporation, and Director of Tandycrafts, Inc., Puroflow Incorporated, ECC International Corp. and US Diagnostic Inc.
David W. Wright	Director of the Company and President and managing member, Henry Investment Trust L.P.

    In the aggregate, these individuals beneficially own 965,395 shares of the Company's Common Stock, including 55,500 shares of the Company's Common Stock subject to stock options exercisable within 60 days of June 30, 2001. None of these individuals beneficially owns more than 1% of the Company's Common Stock, except for Mr. Lichtenstein who beneficially owns 9.9% of the Company's Common Stock, Mr. Wright who beneficially owns 3.8% of the Company's Common Stock and Mr. Wolf who beneficially owns 3.44% of the Company's Common Stock. Mr. Hotz beneficially owns 1,108 shares of the Company's Common Stock, of which 108 shares of the Company's Common Stock are allocated to Mr. Hotz' account under the Tab Products Co. Tax Deferred Savings Plan and Trust (the "401(k) Plan") as of May 31, 2001, based on a recent monthly report prepared by the recordkeeper under the 401(k) Plan. Mr. Hotz may direct the trustee of the 401(k) Plan with respect to the voting of such shares of the Company's Common Stock as described in footnote 4 to the Stock Ownership of Certain Beneficial Owners and Management Table in the Proxy Statement. Additional information regarding ownership of the Company's Common Stock by those persons named above, other than Mr. Hotz, is provided in the "Stock Ownership of Certain Beneficial Owners and Management" section of the Proxy Statement.

    The Company pays each of its outside directors $15,000 per year, plus an additional $1,000 for each Board of Directors and committee meeting attended. An additional $500 is paid to each Committee Chairman for each committee meeting attended. During the fiscal year ended May 31,

A–1

2001, the Chairman of the Board of Directors received an additional $30,000 for his services to the Company in that capacity and $47,617 for his services as Interim Chief Executive Officer. Mr. Wolf did not receive compensation as a director during his service as Interim Chief Executive Officer. In addition to cash compensation payable to outside directors, under the Company's 1996 Outside Directors Stock Option Plan each outside director receives an initial grant of options to purchase 10,000 shares of Common Stock of the Company and an automatic annual grant of an additional option to purchase 2,000 shares of Common Stock of the Company on the date of each annual meeting of stockholders. Dr. Hanson and Mr. Myers also received $1,500 and $3,500, respectively, in consulting fees for services preformed in connection with management transition issues in fiscal 2001. Additional information regarding director compensation is provided in the "Director Compensation for Last Fiscal Year" section of the Proxy Statement.

    Mr. Ampulski has an employment agreement with the Company which provides for, among other things, an annual salary of $350,000, a hire-on bonus in the amount of $150,000, which is equal to the bonus amount he anticipated he would have earned from his former employer, a retention bonus in the amount of $87,500 to be paid on December 1, 2001, provided his employment with the Company has not terminated prior to such date other than by reason of his termination Without Cause or his resignation for Good Reason, as defined in the agreement, and severance payments to Mr. Ampulski in the event of termination of his employment Without Cause or for Good Reason. Pursuant to his employment agreement, in March 2001, the Company loaned Mr. Ampulski the principal sum of $139,503 to enable him to repay the outstanding balance of a loan Mr. Ampulski was required to repay his former employer. The loan is secured by Mr. Ampulski's home, it bears interest at the rate of 4.3% per annum and principal and interest payments will be made through payroll deductions on a semi-monthly basis beginning March 15, 2001 and ending February 28, 2004. Additional information regarding Mr. Ampulski's employment agreement and change of control agreement with the Company is provided in the "Employment Contracts and Termination of Employment and Change of Control Arrangements" section and the "Report of the Board of Directors on Executive Compensation" contained in the Proxy Statement.

    Mr. Hotz is employed as the Vice President, Chief Financial Officer & Treasurer of the Company and he is a party to a change of control agreement with the Company. The change of control agreement is more fully described in the paragraph regarding the form of change of control agreement the Company has entered into with each executive officer hired by the Company after December 2000 in the "Employment Contracts and Termination of Employment and Change of Control Agreements" section of the Proxy Statement.

    For a full description of the stock ownership and other direct and indirect interests of Messrs. Ampulski, Hotz, Wolf, Myers, Heimbuck, Lichtenstein and Wright, and Dr. Hanson, you are urged to read the information contained in the Proxy Statement.

    The following table sets forth information regarding all sales and purchases of the Company's Common Stock by Messrs. Ampulski, Hotz, Wolf, Lichtenstein and Wright and Dr. Hanson within the past two years. Messrs. Myers and Heimbuck did not sell or purchase any shares of the Company's Common Stock within the past two years. All transactions were in the public market.

A–2

NAME	DATE OF TRANSACTION	NATURE OF TRANSACTION	NUMBER OF SHARES
Gary Ampulski	3/30/01 4/02/01 4/03/01 4/20/01 4/20/01 4/20/01	Purchase Purchase Purchase Purchase Purchase Purchase	500 300 6,800 6,900 5,600 2,100
Donald Hotz	4/27/01 7/09/01	Purchase Purchase	1,000 300
Hans A. Wolf	12/23/99 12/28/99 12/29/99 3/23/00 3/27/00 3/28/00 4/10/00	Purchase Purchase Purchase Purchase Purchase Purchase Purchase	36,400 300 800 13,200 15,000 21,800 20,000
Kathryn Hanson	7/17/00	Purchase	2,500
Warren G. Lichtenstein
Steel Partners II, L.P.	02/08/01 02/09/01 02/12/01 02/13/01 02/21/01 02/23/01 02/27/01 02/28/01 03/05/01 03/15/01 04/02/01 04/03/01 04/20/01 04/24/01 05/07/01 05/10/01 05/23/01 05/24/01 06/08/01 06/21/01 08/06/01	Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase	54,200 10,000 11,500 77,200 13,500 11,400 5,000 2,700 5,200 7,400 8,300 19,600 10,000 1,500 10,000 5,000 10,000 75,800 85,500 22,100 70,000
Steel Partners Services, Ltd.	06/08/01 06/21/01 08/06/01	Purchase Purchase Sale	50,000 20,000 70,000

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David W. Wright
Henry Partners, L.P.	12/18/00 12/19/00 12/20/00 12/21/00 02/15/01 03/13/01 03/14/01 03/21/01 04/05/01 07/02/01 07/10/01 07/11/01 08/09/01	Purchase Purchase Purchase Purchase Purchase Purchase Purchase Purchase Sale Purchase Purchase Purchase Purchase	19,100 29,800 21,100 20,000 5,000 100 3,000 1,900 5,000 25,000 40,000 4,500 5,000
Matthew Partners, L.P.	02/08/01 02/15/01 03/21/01 04/05/01 07/02/01 07/13/01 07/16/01 07/27/01	Purchase Purchase Purchase Sale Purchase Purchase Purchase Purchase	8,900 2,200 900 3,100 8,400 3,300 2,600 1,900

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APPENDIX B

CHARTER OF THE AUDIT COMMITTEE

TAB Products Co.
Audit and Finance Committee Charter

The Audit and Finance Committee shall have all the authority of the Board to act or exercise corporate powers with respect to the following:

  1.
  Review the external auditor's fees, the proposed terms of its engagement and its independence with respect to consulting engagements and the prohibition against ownership by members of the external audit firm.

  2.
  Review the results of each external audit, including any qualifications of the auditor's opinion, any related management letter, and management's responses to recommendations made by the external auditor in connection with the audit.

  3.
  Consider, in consultation with the external auditor, the adequacy of the corporation's internal financial controls. Among other things, these controls must be designed to provide reasonable assurances that the corporation's publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles.

  4.
  Consider major changes and other questions of regarding the appropriate selection of accounting principles and practices to be followed when preparing the corporation's financial statements.

  5.
  Review the procedures employed by the corporation in preparing published financial statements and related publicly issued management commentaries.

  6.
  Review with the external auditor quarterly and annual financial statements and earnings announcements prior to public release.

  7.
  Meet periodically with management and the external auditors to review the corporation's major financial risk exposures.

  8.
  Take action concerning oversight of the corporation's policies and procedures regarding compliance with the law and with significant corporate policies including the corporation's code of conduct.

  9.
  Meet periodically with management to provide guidance concerning major capital expenditures, infrastructure investments, financial strategies and special projects.

The Audit Committee shall also:

  1.
  Recommend to the board which firm to engage as the corporation's external auditor and whether to terminate the existing relationship.

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  2.
  Serve as a channel of communication between the external auditor and the board.

  3.
  Report to the board on the Audit Committee's review of the corporation's annual financial statements and any significant issues that would have arisen in connection with the preparation of those financial statements.

  4.
  Review and reassess the Charter's adequacy periodically, and at least annually, as conditions dictate.

  5.
  Obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

  6.
  Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

  7.
  Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

The Audit Committee shall be organized as follows:

    The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

  •
  is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;

  •
  is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

  •
  has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service, retirement plan benefits or non-discretionary compensation);

  •
  has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

  •
  is not an executive of another entity on whose Compensation Committee any of the Company's current executives serves.

    All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable time after his or her appointment. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

    The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

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APPENDIX C

TAB PRODUCTS CO. 2001 STOCK OPTION PLAN

TAB PRODUCTS CO.

2001 STOCK OPTION PLAN

    1.  ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

      1.1  Establishment.  The Tab Products Co. 2001 Stock Option Plan (the "Plan") is hereby established effective as of the date on which it is first approved by the stockholders of the Company (the "Effective Date").

      1.2  Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

      1.3  Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date.

    2.  DEFINITIONS AND CONSTRUCTION.

      2.1  Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

        (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

        (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

        (c) "Committee" means the compensation committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

        (d) "Company" means Tab Products Co., a Delaware corporation, or any successor corporation thereto.

        (e) "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

        (f)  "Director" means a member of the Board or of the board of directors of any other Participating Company.

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        (g) "Disability" means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

        (h) "Employee" means any person treated as an employee (including an officer of the Company or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

        (i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (j)  "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

           (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the American Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

          (ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

        (k) "Incentive Stock Option" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

        (l)  "Insider" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

        (m) "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

        (n) "Officer" means any person designated by the Board as an officer of the Company.

        (o) "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

        (p) "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the

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    Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

        (q) "Optionee" means a person who has been granted one or more Options.

        (r) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

        (s) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

        (t)  "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

        (u) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

        (v) "Section 162(m)" means Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66).

        (w) "Securities Act" means the Securities Act of 1933, as amended.

        (x) "Service" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee or a Consultant. An Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

        (y) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

        (z) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

        (aa) "Ten Percent Owner Optionee" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

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      2.2  Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

    3.  ADMINISTRATION.

      3.1  Administration by the Board.  The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

      3.2  Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

      3.3  Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

        (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

        (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

        (c) to determine the Fair Market Value of shares of Stock or other property;

        (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

        (e) to approve one or more forms of Option Agreement;

        (f)  to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

        (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

        (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

        (i)  to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions

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    with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

      3.4  Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

      3.5  Committee Complying with Section 162(m).  If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

      3.6  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

    4.  SHARES SUBJECT TO PLAN.

      4.1  Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be two hundred fifty thousand (250,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled without having been exercised in full, the shares of Stock allocable to the unexercised portion of such Option shall again be available for issuance under the Plan.

      4.2  Adjustments for Changes in Capital Structure.  In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Section 162(m) Grant Limit set forth in Section 5.4, and in the exercise price per share of any outstanding Options in order to prevent dilution or enlargement of Optionees' rights under the Plan. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

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    5.  ELIGIBILITY AND OPTION LIMITATIONS.

      5.1  Persons Eligible for Options.  Options may be granted only to Employees and Consultants. For purposes of the foregoing sentence, "Employees" and "Consultants" shall include prospective Employees and prospective Consultants to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option. However, eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

      5.2  Option Grant Restrictions.  Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

      5.3  Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

      5.4  Section 162(m) Grant Limit.  Subject to adjustment as provided in Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee or prospective Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one hundred thousand (100,000) shares (the "Section 162(m) Grant Limit"). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

      5.5  Prohibition on Repricing of Options.  Without the consent of the Company's stockholders, no grant of an Option under the Plan shall be made contingent upon the surrender or cancellation by the holder of such Option of an outstanding Option that has an exercise price higher than that of the new Option, nor shall any outstanding Option be modified or amended to reduce the exercise price thereof.

    6.  TERMS AND CONDITIONS OF OPTIONS.

    Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed

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Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

      6.1  Exercise Price.  The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

      6.2  Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

      6.3  Payment of Exercise Price.

        (a)  Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) provided that the Optionee is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company's sole discretion at the time the Option is exercised, by delivery of the Optionee's promissory note in a form approved by the Company for the aggregate exercise price, provided that the Optionee shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

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        (b)  Limitations on Forms of Consideration.

          (i)  Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

          (ii)  Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

          (iii)  Payment by Promissory Note.  No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

      6.4  Tax Withholding.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

      6.5  Repurchase Rights.  Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates

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  representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

      6.6  Effect of Termination of Service.

        (a)  Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee's termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

          (i)  Disability.  If the Optionee's Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "Option Expiration Date").

          (ii)  Death.  If the Optionee's Service with the Participating Company Group terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Optionee's termination of Service.

          (iii)  Other Termination of Service.  If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

        (b)  Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

        (c)  Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

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      6.7  Transferability of Options.  During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

    7.  STANDARD FORMS OF OPTION AGREEMENT.

      7.1  Option Agreement.  Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

      7.2  Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

    8.  CHANGE OF CONTROL.

      8.1  Definitions.

        (a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

        (b) A "Change of Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "Transferee"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      8.2  Effect of Change of Control on Options.  In the event of a Change of Control, any unexercised or unvested portions of outstanding Options and any shares acquired upon the exercise thereof held by the Optionee whose Service has not terminated prior to the Change of Control shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change of Control. The exercise or vesting of any Option and any shares that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the

C–10

  Change of Control. The surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiring Corporation"), may, without the consent of any Optionee, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change of Control nor exercised as of the date of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control. Notwithstanding the foregoing, if the corporation the stock of which is subject to outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

    9.  PROVISION OF INFORMATION.

    Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

    10.  COMPLIANCE WITH SECURITIES LAW.

    The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

    11.  TERMINATION OR AMENDMENT OF PLAN.

    The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

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TAB PRODUCTS CO. TAX DEFERRED SAVINGS PLAN

     Dear Tab Products Co. Tax Deferred Savings Plan Participant:

The Annual Meeting of the Stockholders of Tab Products Co. will be held on Tuesday, October 16, 2001. As a participant in the Tab Products Co. Tax Deferred Savings Plan ("401(k) Plan"), you are entitled to instruct the Trustee how to vote the shares of stock allocated to your 401(k) Plan account (your "Plan shares"). The Trustee will vote your Plan shares in accordance with your instructions which are received by the time and date specified below.

If you do not instruct the Trustee how to vote your Plan shares, the Trustee will vote your Plan shares in the same proportion as it votes the Plan shares for which voting instructions were provided to the Trustee. Thus, if you do not return the Voting Instruction Card or the Voting Instruction Card is returned unsigned, you will be deemed to have instructed the Trustee to vote your Plan shares for and against the Proposals on the proxy in the same proportion as the Plan shares for which the Trustee receives voting instructions. We are unable to predict how undirected shares will be voted until the final tabulation of Voting Instruction Cards. Therefore, we recommend that you return the Voting Instruction Card in order to ensure that your Plan shares are voted as you determine to be appropriate.

In order to ensure complete confidentiality of your instructions and to be sure all participants' instructions are correctly tabulated, an independent tabulator has been retained by the Trustee to process the mailings to participants and tabulate participant directions. All voting directions will be kept absolutely confidential by the Trustee and the independent tabulator; no one at Tab Products will know how you voted.

YOUR VOTING RIGHTS ARE IMPORTANT. PLEASE TAKE THE TIME TO INSTRUCT THE TRUSTEE HOW TO VOTE YOUR PLAN SHARES.

Please mark the Voting Instruction Card, date, sign and detach the card and return it to the independent tabulator in the enclosed postage paid envelope.

YOUR VOTING INSTRUCTIONS MUST BE RECEIVED BY 5:00 p.m. (EDT), ON OCTOBER 12, 2001, IN ORDER TO BE COUNTED.

Sincerely,
Administrative Committee
Tab Products Co. Tax Deferred Savings Plan

 TAB PRODUCTS CO.
Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

    The undersigned hereby appoints Gary W. Ampulski and Caroline A. Damask, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Tab Products Co. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, October 16, 2001, at 10:00 a.m. local time at AmeriSuites, 450 North Milwaukee Avenue, Vernon Hills, Illinois, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

    The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company on Form 10-K for the fiscal year ended May 31, 2001.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

YOUR VOTE IS IMPORTANT!

Vote Your WHITE Proxy Card By Mail Today.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

  1.
  Election of the following directors:
/ /	FOR the nominees listed below (except as marked to the contrary below)	/ /	WITHHOLD AUTHORITY to vote for the nominees listed below

    (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

Gary W. Ampulski Dr. Kathryn S. Hanson Jeffrey A. Heimbuck Warren G. Lichtenstein Jerry K. Myers Hans A. Wolf David W. Wright
  2.
  To approve the Tab Products Co. 2001 Stock Option Plan.

/ / FOR	/ / AGAINST	/ / ABSTAIN
  3.
  To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending May 31, 2002.

/ / FOR	/ / AGAINST	/ / ABSTAIN

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2 and 3.

/ /  CHECK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

/ /  CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Dated: , 2001
Signature(s):

Please Return This Proxy Card Promptly By Mail.

 TAB PRODUCTS CO.
Annual Meeting of Stockholders held on October 16, 2001
Direction to Trustee for Annual Meeting of Stockholders

To: The Charles Schwab Trust Company

    As a participant in the Tab Products Co. Tax Deferred Savings Plan ("401(k) Plan"), I hereby direct the Trustee to vote the shares of stock allocated to my 401(k) Plan account (the "Shares") at the Annual Meeting of Stockholders of the Company to be held on Tuesday, October 16, 2001, at 10:00 a.m. local time at AmeriSuites, 450 North Milwaukee Avenue, Vernon Hills, Illinois, and at any adjournment thereof, as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement.

    I understand the Trustee shall vote: (1) any Shares for which no directions were received in the same proportion as the Shares for which the Trustee has received voting instructions; (2) any Shares for the voting instruction card is returned unsigned in the same proportion as the Shares for which the Trustee receives voting instructions; and (3) any Shares for which directions are not provided with respect to any Proposal in proportion to the Shares for which voting instructions, with respect to that Proposal, are provided to the Trustee.

    The undersigned hereby acknowledges receipt of: (1) Proxy Statement, and (2) Annual Report of the Company on Form 10-K for the fiscal year ended May 31, 2001.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

  1.
  Election of the following directors:
/ /	FOR the nominees listed below (except as marked to the contrary below)	/ /	WITHHOLD AUTHORITY to vote for the nominees listed below

    (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

Gary W. Ampulski Dr. Kathryn S. Hanson Jeffrey A. Heimbuck Warren G. Lichtenstein Jerry K. Myers Hans A. Wolf David W. Wright
  2.
  To approve the Tab Products Co. 2001 Stock Option Plan.

/ / FOR	/ / AGAINST	/ / ABSTAIN
  3.
  To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending May 31, 2002.

/ / FOR	/ / AGAINST	/ / ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: , 2001
Signature of Participant:

QuickLinks

GENERAL INFORMATION
NOMINATIONS BY THADDEUS JAROSZEWICZ
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 ADOPTION OF TAB PRODUCTS CO. 2001 STOCK OPTION PLAN
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
FISCAL YEAR-END OPTION VALUES
COMPARISON OF STOCKHOLDER RETURN(1)
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
APPENDIX A INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY WHO MAY SOLICIT PROXIES FROM THE COMPANY'S STOCKHOLDERS
APPENDIX B CHARTER OF THE AUDIT COMMITTEE
TAB Products Co. Audit and Finance Committee Charter
APPENDIX C TAB PRODUCTS CO. 2001 STOCK OPTION PLAN
TAB PRODUCTS CO. 2001 STOCK OPTION PLAN
TAB PRODUCTS CO. TAX DEFERRED SAVINGS PLAN
TAB PRODUCTS CO. Proxy for Annual Meeting of Stockholders Solicited by the Board of Directors
YOUR VOTE IS IMPORTANT!
Vote Your WHITE Proxy Card By Mail Today.
Please Return This Proxy Card Promptly By Mail.
TAB PRODUCTS CO. Annual Meeting of Stockholders held on October 16, 2001 Direction to Trustee for Annual Meeting of Stockholders